                                                                   EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

                                  by and among

                               JAMES S. PETERSON

                                  as "Seller,"

                          WALKER JONES EQUIPMENT, INC.

                                  as "Buyer,"

                           Rental Service Corporation

                                  as "Parent"

                                      and

                      JAMES S. PETERSON ENTERPRISES, INC.

                                as the "Company"

                                 April 1, 1998

                               TABLE OF CONTENTS

                                                                    PAGE
ARTICLE I DEFINITIONS.................................................1
     1.1   Defined Terms..............................................1
     1.2   Other Defined Terms........................................6

ARTICLE II SALE AND TRANSFER OF SHARES................................7
     2.1   Transfer of Shares.........................................7
     2.2   Purchase Price.............................................7
     2.3   Holdback and Escrow Agreement..............................8
     2.4   Purchase Price Adjustments.................................9

ARTICLE III CLOSING..................................................11
     3.1   Closing...................................................11
     3.2   Conveyances at Closing....................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER AND THE
     COMPANY.........................................................12
     4.1   Organization of the Company...............................13
     4.2   Authorization.............................................13
     4.3   No Violation..............................................14
     4.4   Capitalization............................................15
     4.5   No Changes to the Assets..................................16
     4.6   Related Entities..........................................16
     4.7   Equipment and Other Assets; Absence of Encumbrances.......17
     4.8   Facilities................................................17
     4.9   Permits and Consents......................................18
     4.10  Contracts and Commitments.................................18
     4.11  Financial Statements......................................19
     4.12  Books and Records.........................................19
     4.13  Litigation................................................20
     4.14  Labor Matters.............................................20
     4.15  Compliance with Law.......................................20
     4.16  Brokers...................................................20
     4.17  No Other Agreements to Sell the Company...................21
     4.18  Proprietary Rights........................................21
     4.19  Tax Matters...............................................22
     4.20  Accounts Receivable...................................... 24
     4.21  Inventory.................................................25

     4.22  Employees and Employee Benefits...........................25
     4.23  Representations...........................................27
     4.24  Compliance With Environmental Laws........................29
     4.25  Liabilities...............................................32
     4.26  Insurance.................................................32
     4.27  Conduct of the Business...................................33
     4.28  Securities Law Matters....................................33
     4.29  Affiliate Transactions....................................34
     4.30  Disclosure................................................34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT.........35
     5.1   Representation and Warranties of Buyer....................35
     5.2   Representations and Warranties of RSC.....................36

ARTICLE VI COVENANTS OF BUYER, THE COMPANY AND SELLER................37
     6.1   Further Assurances........................................37
     6.2   Employee Matters..........................................38
     6.3   Environmental Assessments and Remediation.................38
     6.4   Registration Rights.......................................39
     6.5   Key Man Life Insurance; Transferred Assets................40
     6.6   Stock Options.............................................40
     6.7   Tax Attributes............................................40

ARTICLE VII CONDITIONS TO SELLER'S OBLIGATIONS.......................40
     7.1   Representations, Warranties and Covenants.................40
     7.2   No Proceedings, Litigation or Laws....................... 40
     7.3   Ancillary Agreements......................................41
     7.4   Certificate...............................................41
     7.5   No Cessation of Trading...................................41
     7.6   Opinion Letter of Buyer's Attorneys.......................41
     7.7   Buyer and RSC Corporate Documents.........................41

ARTICLE VIII CONDITIONS TO BUYER'S AND PARENT'S OBLIGATIONS..........41
     8.1   Representations, Warranties and Covenants.................41
     8.2   Consents..................................................42
     8.3   Board Approval............................................42
     8.4   No Proceedings or Litigation..............................42
     8.5   Opinion of Counsel........................................42
     8.6   Certificates..............................................42
     8.7   Performance Incentive Agreement...........................42
     8.8   Escrow Agreement..........................................42
     8.9   Employment and Non-Competition Agreements.................42

     8.10  Release of Encumbrances...................................43
     8.11  Material Changes..........................................43
     8.12  Corporate Documents.......................................43
     8.13  Due Diligence Review......................................43
     8.14  Completion of Environmental Remediation...................43
     8.15  Financing. ...............................................43
     8.16  Tax Clearance Certificate.................................43
     8.17  Audit.....................................................43

ARTICLE IX CONDUCT OF SELLER AND BUYER PENDING THE CLOSING...........43
     9.1   Seller Covenants..........................................43
     9.2   No Negotiations...........................................46
     9.3   Public Announcements......................................46
     9.4   Confidentiality...........................................46

ARTICLE X [INTENTIONALLY OMITTED]....................................47

ARTICLE XI ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.............47
     11.1  Books and Records; Tax Examinations.......................47
     11.2  Survival of Representations, Etc..........................47
     11.3  Indemnifications..........................................48

ARTICLE XII MISCELLANEOUS............................................51
     12.1  Termination...............................................51
     12.2  In the Event of Termination...............................52
     12.3  Assignment................................................52
     12.4  Notices...................................................52
     12.5  Choice of Law.............................................54
     12.6  Entire Agreement; Amendments and Waivers..................54
     12.7  Multiple Counterparts.....................................54
     12.8  Expenses..................................................54
     12.9  Invalidity................................................54
     12.10 Titles....................................................54
     12.11 Publicity; Confidentiality................................55
     12.12 Cumulative Remedies.......................................55
     12.13 Arbitration...............................................55

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into as of April 1, 1998 (the "Agreement") to be effective as of March 1, 1998 by and among Walker Jones Equipment, Inc., a Mississippi corporation ("Buyer"), Rental Service Corporation, a Delaware corporation ("Parent or RSC") for the limited purpose set forth herein, James S. Peterson, an individual ("Seller") and James S. Peterson Enterprises, Inc., a Minnesota corporation (the "Company").

                                    RECITALS
                                    --------

     A. Seller owns, of record and beneficially, all of the issued and outstanding shares of capital stock of the Company (the "Shares") and, as of the Closing Date (as defined below), will own, of record and beneficially, all of the Shares.

     B. Company owns all of the issued and outstanding shares of capital stock of Metroquip, Inc. ("Metroquip").

     C.   Metroquip is engaged in the business of equipment rental and sales.

     D. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Shares upon the terms and subject to the conditions of this Agreement, whereupon Buyer will own all of the equity interests in the Company and through the Company, Metroquip.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1 Defined Terms.  As used herein, the terms below shall have the
         -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

         1.1.1  "Affiliate" shall have the meaning set forth in the Securities
                 ---------
Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         1.1.2  "Agreement" shall have the meaning specified in the first
                 ---------
paragraph of this Agreement.

         1.1.3  "Ancillary Agreements" shall mean the Performance Incentive
                 --------------------
Agreement, Escrow Agreement and the Employment and Noncompetition Agreement.

         1.1.4  Assets" shall mean the assets of the Company and Metroquip as
                ------
reflected on the Consolidated December 31 Balance Sheet, together with those assets acquired (less those assets disposed of) in the ordinary course of business since the Consolidated December 31 Balance Sheet Date, less the assets identified on Schedule 1.1.4 attached hereto ("Transferred Assets").
              --------------

         1.1.5  "Balance Sheets" shall mean the audited consolidated balance
                 --------------
sheets of the Company and Metroquip at each of December 31, 1994, 1995, 1996 and 1997.

         1.1.6  "Books and Records" shall mean (a) all records and lists
                 -----------------
pertaining to the Business, customers, suppliers, or personnel of the Company and Metroquip, (b) all product, business and marketing plans of the Company and Metroquip and (c) all books, ledgers, subledgers, trial balances, files, reports, plans, drawings, and operating records of every kind maintained by the Company and Metroquip.

         1.1.7  "Business" shall mean Metroquip's equipment rental and sales
                 --------
business, operating under the name "Metroquip" or otherwise.

         1.1.8  "Buyer" shall have the meaning specified in the first paragraph
                 -----
of this Agreement.

         1.1.9  "Closing Date" shall mean April 1, 1998 or such other date as
                 ------------
Buyer and Seller shall mutually agree upon.

         1.1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended,
                 ----
and the rules and regulations promulgated thereunder.

         1.1.11 "Commission" shall mean the Securities and Exchange Commission.
                 ----------

         1.1.12 "Company" shall have the meaning specified in the first
                 -------
paragraph of this Agreement.

         1.1.13 "Consolidated December 31 Balance Sheet" shall mean the audited
                 --------------------------------------
consolidated balance sheet of Company and Metroquip dated December 31, 1997, as adjusted on a mutually agreed upon basis between Buyer and Seller and attached hereto as Schedule 1.1.13.
          ---------------

         1.1.14 "Consolidated December 31 Balance Sheet Date" shall mean
                 -------------------------------------------
December 31, 1997.

         1.1.15 "Consolidated December 31 Shareholder Net Worth" shall be as set
                 ----------------------------------------------
forth on the Consolidated December 31 Balance Sheet.

         1.1.16 "Contract" shall mean any agreement, contract, note, loan,
                 --------
evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company or Metroquip is a party or is bound and which relates to the Business or Assets, whether oral or written.

         1.1.17 "Effective Date" shall mean March 1, 1998.
                 --------------

         1.1.18 "Effective Date Balance Sheet" shall mean the consolidated
                  ----------------------------
balance sheet of the Company and Metroquip dated as of February 28, 1998 as adjusted on a mutually agreed upon basis between Buyer and Seller and attached hereto as Schedule 1.1.18.
          ---------------

         1.1.19 "Encumbrance" shall mean any claim, lien, pledge, option,
                -----------
charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         1.1.20 "Equipment" shall mean all of the furniture, fixtures,
                 ---------
furnishings, rental fleet, machinery, automobiles, trucks, spare parts, tools, supplies, equipment, telephones, office equipment, signs and other tangible personal property owned by the Company and Metroquip and used in connection with the Business.

         1.1.21 "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended.

         1.1.22 "Escrow Agent" shall mean the entity designated by Buyer and
                 ------------
Seller to act as escrow agent under the Escrow Agreement.

         1.1.23 "Escrow Agreement" shall mean that certain Escrow Agreement,
                 ----------------
dated as of the Closing Date, by and among Buyer, Seller and the Escrow Agent, substantially in the form of Exhibit 8.8 attached hereto.

         1.1.24 "Exchange Act" shall mean the Securities Exchange Act of 1934,
                 ------------
as amended, and the rules and regulations promulgated thereunder.

         1.1.25 "Facilities" shall mean the rental yards, stores, offices,
                 ----------
maintenance and storage facilities, shops, warehouses, improvements and other structures, together with all related fixtures and improvements, located at or on the Leased Real Property.

         1.1.26 "Financial Statements" shall mean the Year-End Financial
                 --------------------
Statements and the Interim Financial Statements.

         1.1.27 "Holdback Amount" shall mean collectively the Short-term Hold-
                 ---------------
back Amount and the General Holdback Amount.

         1.1.28 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improve-
                 -------
ments Act of 1976, as amended.

         1.1.29 "Interim Financial Statements" shall mean the unaudited balance
                 ----------------------------
and profit and loss statements of the Company and Metroquip for the two month period ended February 28, 1998.

         1.1.30 "Inventory" shall mean all of the Company's and Metroquip's
                 ---------
inventory held for resale and all of the Company's and Metroquip's new repair or replacement parts, supplies and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

         1.1.31 "Leased Real Property" shall mean all real property listed on
                 --------------------
Schedule 4.8 leased by the Company or Metroquip and which is used in the conduct
------------
of the Business, including without limitation, all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

         1.1.32 "Material Adverse Effect" or "Material Adverse Change" shall
                 -----------------------      -----------------------
mean with respect to the Company, Metroquip, Business or the Assets any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities, customer, supplier or employee relations or operations of the Business or the Assets or on the ability of Seller or the Company to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

         1.1.33 "Parent" shall have the meaning specified in the first paragraph
                 ------
of this Agreement.

         1.1.34 "Permits" shall mean all licenses, permits, franchises,
                 -------
approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary for the past or present conduct of, or relating to the operation of, the Business.

         1.1.35 "Related Entity" shall mean any corporation, partnership, trust
                 --------------
or other organization in which the Company, Metroquip or Seller has a material interest.

         1.1.36 "Rental and Non-Rental Asset Listing" shall mean the asset
                 -----------------------------------
listing attached as Schedule 2.4.3 hereto, listing all Assets as of the
                    --------------
Effective Date.

         1.1.37 "Representative" shall mean any officer, director, principal,
                 --------------
attorney, agent, employee or other representative.

         1.1.38 "Securities Act" shall mean the Securities Act of 1933, as
                 --------------
amended, and the rules and regulations promulgated thereunder.

         1.1.39 "Seller" shall have the meaning specified in the first paragraph
                 ------
of this Agreement.

         1.1.40 "Shareholder Net Worth" shall be as set forth in the Con-
                 ---------------------
solidated December 31 Balance Sheet excluding the net carrying value or book value of the Transferred Assets and other adjustments mutually agreed to.

         1.1.41 "Shares" shall mean all of the issued and outstanding shares of
                 ------
capital stock of the Company.

         1.1.42 "Tax or Taxes" shall mean any federal, state, provincial, local,
                 ------------
foreign, or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, privilege, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, transfer, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, registration, withholding, estimated, or other similar tax, duty, or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not).

         1.1.43 "Tax Return" shall mean any return, report, declaration, form,
                 ----------
report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.1.44 "Year-End Financial Statements" shall mean the Balance Sheets
                 -----------------------------
and the related statement of operations for the fiscal years then ended.

     1.2      Other Defined Terms.  The following terms shall have the meanings
              -------------------
defined for such terms in the Sections set forth below:

     Actions................................      4.13
     Benefit Arrangement....................   4.2.1.1
     Cash Purchase Price....................     2.2.1
     CERCLA.................................    4.24.5
     Claim..................................    11.3.4
     Claim Notice...........................    11.3.4
     Closing................................       3.1
     Consultant.............................     6.3.1
     Damages................................    11.3.1
     Debt...................................     2.2.1
     Employee Plans.........................    4.22.1
     Environmental Conditions...............   4.24.14
     Environmental Laws.....................    4.24.5
     Environmental Assessments..............     6.3.1
     ERISA Affiliate........................    4.22.1
     GAAP...................................      4.11
     General Holdback Amount................     2.3.1
     Governmental Consents..................     5.1.4
     Hazardous Substance....................    4.24.4
     Metroquip Shares.......................     4.4.2
     Multiemployer Plan.....................    4.22.1
     NYSE...................................     2.2.1
     Parent Common Stock....................     2.2.1
     PBGC...................................    4.22.1
     Pension Plan...........................    4.22.1
     Performance Purchase Price.............     2.2.2
     Post-Closing Environmental Liability...    11.3.1
     Proprietary Rights.....................     4.8.1
     Purchase Price.........................     2.2.1
     RCRA...................................    4.24.5
     Release................................    4.24.3
     Rental Ready...........................  2.4.3(c)
     Required Remediation...................     6.3.2
     Retained Employees.....................       6.2

     RSC Material Adverse Effect............     5.2.3
     SEC....................................     5.2.6
     SEC Documents..........................     5.2.6
     Short-term Holdback Amount.............     2.3.1
     Stock Purchase Price...................     2.2.1
     Tax Adjustment.........................     2.4.5

                                  ARTICLE II
                          SALE AND TRANSFER OF SHARES
                          ---------------------------

     2.1  Transfer of Shares.  Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, Seller will sell, convey, transfer, assign, and deliver to Buyer, and Buyer will acquire from Seller, the Shares, for the consideration specified in Section 2.2 and subject to the Holdback Amount specified in Section 2.3.

     2.2  Purchase Price.
          --------------

          2.2.1  Purchase Price.  At the Closing, upon the terms and subject to
                 --------------
the conditions set forth herein, Buyer shall pay to Seller in consideration for the Shares, the aggregate amount of Fifty-Five Million Four Hundred Thousand Seventeen and 90/100 Dollars ($55,400,017.90) less the principal amount of that certain debt listed on Schedule 2.2.1 (the "Debt") (the "Purchase Price"), of
                       --------------
which Fifty-One Million Four Hundred Thousand and no/100 Dollars ($51,400,000.00) less the cash portion of the Debt (the "Cash Purchase Price") shall be paid to Seller by wire transfer of immediately available funds to an account designated by Seller and Four Million Seventeen and 90/100 Dollars ($4,000,017.90) shall be paid by delivery to Seller of 182,337 shares of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock") less the stock portion of the Debt (the "Stock Purchase Price"). The number of shares of Parent Common Stock to be issued to Seller as part of the Stock Purchase Price was determined by dividing Four Million Seventeen and 90/100 Dollars ($4,000,017.90) by the closing price of a share of Parent Common Stock on the New York Stock Exchange ("NYSE") on January 20, 1998, which was $21.9375 per share. The Purchase Price shall be subject to adjustment as set forth in
Section 2.4, and the Short-term Holdback Amount as described in Section 2.4, which amounts shall be deducted first from the Cash Purchase Price, and subject to an upward adjustment as set forth in Section 2.2.2 below.

          2.2.2 Should the "performance targets" as described in the Performance Incentive Agreement attached as Exhibit 8.7 be met, Buyer shall pay Seller a performance incentive amount of up to Two Million One Hundred Thousand Eleven and 00/100 Dollars ($2,100,011.00) in Parent Common Stock ("Performance Purchase Price"). The maximum number of shares of Parent Common Stock to be issued to Seller as part of the Performance Purchase Price shall be the result of dividing Two Million One Hundred Thousand Eleven and no/100 Dollars ($2,100,011.00) by the closing price of a share of Parent Common Stock on the NYSE on January 20, 1998, which was

$21.9375 per share; therefore, the maximum number of shares to be issued is 95,727. The Parent Common Stock representing the Performance Purchase Price will vest and be issued, equally over a three-year period based on performance targets as set forth in the Performance Incentive Agreement.

          2.2.3 If between the date of this Agreement or the date of issuance of Parent Common Stock pursuant to the Performance Incentive Agreement, the outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares or readjustment, the Performance Purchase Price shares shall be proportionately adjusted.

          2.2.4 No fractional shares of Parent Common Stock shall be issued, but in lieu thereof Seller who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Buyer an amount of cash equal to the product of the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled, multiplied by $21.9375.

     2.3  Holdback and Escrow Agreement.
          -----------------------------

          2.3.1 The Holdback Amount shall consist of cash and Parent Common Stock in the amount of $5,075,000. Of such Holdback Amount in cash, (i) $0 shall be allocated to the resolution of the Tax Adjustment pursuant to Section 2.4.5;
(ii) $25,000 shall be allocated to the resolution of the Equipment adjustment pursuant to Section 2.4.3; (iii) $0 shall be allocated to the resolution of the Inventory adjustment pursuant to Section 2.4.4; (iv) $50,000 shall be allocated to the resolution of the Required Remediation pursuant to Section 6.3; (collectively items (i) - (iv) shall be referred to as the "Short-term Holdback Amount"), and $5,000,000.00, consisting of $2,425,766 in cash and 117,344 shares of Parent Common Stock, will be allocated to any other obligations under this Agreement ("General Holdback Amount"). Buyer shall remit to Seller the Short-term Holdback Amount, except for the amount allocated to the Required Remediation, thirty (30) days after the Closing Date, less any amounts necessary to cover undisputed claims or unresolved adjustments pursuant to Section 2.4 hereof.

          The General Holdback Amount shall be placed in escrow subject to the terms and conditions set forth in the Escrow Agreement attached hereto as
Exhibit 8.8. Notwithstanding anything in this Agreement to the contrary, if any portion of the Holdback Amount specified in this Section 2.3.1 proves to be insufficient for resolution of the matter subject to adjustment therein, Buyer may, in its sole discretion, elect to transfer a portion of the Holdback Amount allocated to another matter to resolve such deficiency. Seller shall be entitled to all stock and cash dividends and interest earned on investments held in escrow and voting rights on the Parent Common Stock. In the event of any disagreement between Buyer and Seller regarding the dollar amount of any such adjustment, Buyer and Seller shall submit such dispute to a nationally recognized accounting firm for resolution pursuant to Section 2.4.1 (in the case of a disagreement relating to a Purchase Price adjustment) or to a third-party arbitrator for binding arbitration pursuant to
Section 12.13 of this Agreement for indemnification claims.

          2.3.2 Buyer and the Seller shall enter into the Escrow Agreement, in substantially the form attached hereto as Exhibit 8.8, pursuant to which Buyer shall deposit with the Escrow Agent the General Holdback Amount. All costs of the escrow shall be paid one-half by Buyer, on the one hand, and one-half by the Seller, on the other hand, all as further provided in the Escrow Agreement.

     2.4  Purchase Price Adjustments.
          --------------------------

          2.4.1  Closing Balance Sheet.  Seller has delivered to Buyer the
                 ---------------------
Consolidated December 31 Balance Sheet. On or before the Closing Date, the Seller shall deliver to Buyer the Effective Date Balance Sheet. The Effective Date Balance Sheet will become final and binding on the parties unless within ten business days following delivery of the Effective Date Balance Sheet to Buyer, the Buyer notifies Seller in writing that the Buyer objects thereto, which objection shall be solely on the basis of mathematical errors in the calculation thereof or the failure to present the Company's financial position consistent with mutually previously agreed upon adjustments. If the Buyer so objects, Buyer and the Seller shall use their best efforts to resolve any differences with respect to the Effective Date Balance Sheet. If, within ten business days following such notice by the Buyer, such differences have been resolved, the Effective Date Balance Sheet, as revised to reflect changes agreed to by Buyer and the Seller, shall be final, binding and conclusive. If by such date such differences have not been resolved, then the Seller and Buyer shall jointly select a nationally recognized accounting firm not currently engaged by Buyer, Seller or any Affiliate of either of them, to perform a review of the Effective Date Balance Sheet. Such reviewing firm's conclusions shall be final, binding and conclusive as to such matters. Seller and Buyer will share equally the fees and expenses of such review.

          2.4.2  Shareholder Net Worth Adjustment.  At Closing, the Purchase
                 --------------------------------
Price shall be subject to a dollar for dollar reduction if and to the extent that the Shareholder Net Worth set forth in the Effective Date Balance Sheet is less than the Consolidated December 31 Shareholder Net Worth as adjusted. The amount of the Shareholder Net Worth adjustment is set forth on Schedule 2.4.2.
                                                               --------------

          2.4.3  Rental Ready, Missing or Non-Operating Equipment Adjustment.
                 -----------------------------------------------------------

          (a)    The Rental and Non-Rental Asset Listing, attached as Schedule
                                                                      --------
2.4.3, sets forth the asset description, make, model, original cost and book
-----
value on the Effective Date of all Equipment. On or prior to the 10th business day following the Closing Date, personnel of Buyer and Seller jointly shall complete a physical inventory of each item of Equipment comprising Schedule
                                                                   --------
2.4.3, including by visiting renters' locations as necessary to inspect such
-----
equipment using

Metroquip's equipment file as a basis for the inventory.  Based upon such inventory, Buyer in consultation with Seller will develop a schedule of reconciling such inventory to Schedule 2.4.3. Within thirty (30) calendar
                                 --------------
days after the Closing, the Purchase Price shall be adjusted. To determine the adjustment of the Purchase Price, the aggregate book value of missing or inoperative equipment will be divided by the aggregate original cost of such equipment and the resulting factor applied to the aggregate original cost of missing or inoperative equipment in excess of $35,000.

          (b) In the event of a Purchase Price reduction under the foregoing provisions, Buyer shall be entitled to a prompt distribution of the amount of such reduction from the Holdback Amount. Any disputes as to the physical count or Rental Readiness of any item of equipment will, if possible, be resolved while the physical inventory of such equipment is being taken by Buyer and Seller. Any disputes regarding the foregoing not resolved by the 30th business day following the Closing Date will be separately listed and settled pursuant to the procedures set forth in Section 2.4 hereof, and the Buyer and Seller will attempt to resolve any dispute no later than the 45th day following the Closing.

          (c) Within thirty (30) calendar days after the Closing, the Purchase Price shall be reduced by the aggregate cost necessary to render all items of Equipment listed on Schedule 2.4.3 Rental Ready. For purposes of this
                             --------------
Agreement, an item of equipment is "Rental Ready" only if it is free of deferred maintenance and it does not require any repairs in excess of $100 per item for items with a cost of less than $5,000 or $200 per item for items with a cost greater than or equal to $5,000, subject to a cumulative $25,000 deductible for repairs in excess of these amounts. Repairs shall not include cosmetic matters (e.g., paint).

          2.4.4  Inventory Adjustment.  The Cash Purchase Price shall be reduced
                 --------------------
within thirty (30) calendar days of the Closing, on a dollar-for-dollar basis pursuant to the procedures set forth below, by the amount, if any, by which the cost of Inventory as of the Effective Date is less than the cost stated on the Consolidated December 31 Balance Sheet, subject to a deductible of $15,000. In the event of a Purchase Price reduction as contemplated hereby, Buyer shall be entitled to a prompt distribution of the amount of such reduction from the Short-term Holdback Amount. Any disputes as to the physical count, condition, salability or obsolescence of any item of Inventory will, if possible, be resolved while such physical inventory is being taken. Any disputes regarding the foregoing not resolved by the 30th business day following the Closing Date will be separately listed and settled pursuant to the procedures set forth in
Section 2.4 hereof, and the Buyer and Seller will attempt to resolve any dispute no later than the 45th calendar day following the Closing.

          2.4.5  Tax Adjustment.  The Holdback Amount shall include an amount
                 --------------
sufficient to satisfy all liabilities of the Company and Metroquip relating to Taxes for each tax year of the Company and Metroquip ending on or prior to the Effective Date that is not reflected and accounted for on the Consolidated December 31 Balance Sheet or Effective Balance Sheet (the "Tax

Adjustment"). The intent of this provision is that Seller shall bear all economic responsibility for Taxes relating to pre-Effective Date periods by accruing a sufficient amount to pay such Taxes.

          2.4.6  Transfer Taxes and Fees.  Seller shall be responsible for any
                 -----------------------
documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfer of Shares provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Seller shall pay the fees and costs of recording or filing all UCC termination statements and other releases of Encumbrances.

          2.4.7  Closing of Books; Benefits and Risks of Ownership.  The
                 -------------------------------------------------
transactions contemplated by this Agreement shall be deemed effective as of the Effective Date, and all profits and losses of the Company and Metroquip from and after March 1, 1998, shall be solely for the account of, and inure solely to the benefit or detriment of, Buyer, except as otherwise set forth in this Agreement. The accounting books and records of the Company and Metroquip will be closed as of the close of business on February 28, 1998. Seller shall operate the Company and Metroquip subject to and pursuant to the requirements of this Agreement by, from and after March 1, 1998, until such time as this Agreement is terminated or closed. Without the consent of Buyer, until the Closing Date, the Company and Metroquip or Seller shall not repurchase, sell or transfer any Shares, make or declare any dividends or make other distributions to shareholders or otherwise take any action restricted under this Agreement. If this transaction does not close for any reason on or prior to April 15, 1998, and is not extended by agreement of the parties, then (i) the Buyer shall pay to Seller a fee of $10,000 provided that the failure to close the transaction is not due to Seller's failure to perform his obligations under the Agreement and (ii) either
(A) the Company and Metroquip shall pay within ten days to Buyer net after tax profits accumulated during the period from March 1, 1998 to the date this Agreement is terminated or (B) the Buyer shall within ten days pay to the Company and Metroquip all losses accumulated (offset by any non-refundable contributions made by Buyer to the Company and Metroquip) by the Company and Metroquip during the period from March 1, 1998 to the date that the Closing is deemed not to occur.

          2.4.8  Employment and Non-Competition Agreement.  Buyer shall enter
                 ----------------------------------------
into (i) an Employment and Non-Competition Agreement with Seller, in substantially the form attached hereto as Exhibit 8.9.

          2.4.9  Hayden and Nicolay Payments.  Contemporaneous with the Closing
                 ---------------------------
of the transactions contemplated by this Agreement, Company shall have paid and satisfied any and all obligations to H. B. Hayden, Jr. and Metroquip shall have satisfied any and all obligations to Mark Nicolay as set forth in Schedule
                                                                  --------
2.2.1.
-----
                                  ARTICLE III
                                    CLOSING
                                    -------

      3.1 Closing.  The Closing of the transactions contemplated herein (the
          -------
"Closing") shall be held on the Closing Date at a time and place as the parties shall mutually agree.

      3.2 Conveyances at Closing
          ----------------------

          3.2.1  Seller's Delivery Obligations.  To effect the sale and transfer
                 -----------------------------
referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

                 3.2.1.1 certificates evidencing the Shares, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank;

                 3.2.1.2 all Ancillary Agreements required to be executed by Seller;

                 3.2.1.3 all certificates, opinions of counsel and other documents described in Article VIII; and

                 3.2.1.4 all Permits and any other third party consents required for the valid transfer of the Shares as contemplated by this Agreement, or for the continued operation of the Business following such transfer.

                 3.2.1.5 evidence that the Metroquip shares are free and clear of any Encumbrances of any nature whatsoever.

          3.2.2  Buyer's Delivery Obligations.  To effect the sale and transfer
                 ----------------------------
referred to in Section 2.1 hereof, Buyer will, at the Closing, execute and deliver to Seller:

                 3.2.2.1 all Ancillary Agreements required to be executed by Buyer;

                 3.2.2.2 all certificates, opinions of counsel and other documents described in Article VII;

                 3.2.2.3 the Purchase Price subject to the Holdback Amount; and

                 3.2.2.4 the General Holdback to the Escrow Agent, (provided, however, Buyer may deliver the Stock Purchase Price up to ten days after Closing).

          3.2.3  Form of Instruments.  To the extent that a form of any document
                 -------------------
to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the recipient.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY
            --------------------------------------------------------

     Seller and the Company hereby, jointly and severally, represent and warrant to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct.

     4.1  Organization of the Company
          ---------------------------

          4.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. The Company is not qualified or licensed to do business as a foreign corporation in any state other than Minnesota. Except as set forth in Schedule 4.1, the
                                                           ------------
Company has no subsidiaries and no direct or indirect stock or other equity or partnership, joint venture or other entity which engages in the equipment rental business.

          4.1.2 Metroquip is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Copies of the Articles of Incorporation and Bylaws of Metroquip, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. Metroquip is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions set forth on Schedule 4.1, which are the
                                                   ------------
only jurisdictions in which ownership of property or the conduct of its business requires such qualification. Except as set forth in Schedule 4.1, Metroquip has
                                                     ------------
no subsidiaries and no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity which engages in the equipment rental business.

     4.2  Authorization
          -------------

          4.2.1 Each of Seller and the Company has full power and authority (corporate or other) to enter into this Agreement and the Ancillary Agreements to which he or it is a party and to carry out the transactions contemplated hereby and thereby, and each of the Board of Directors of the Company and Seller has taken all action required by law, its charter documents, as the case may be, or otherwise, to be taken by it to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements, as the case may be, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements, as the case may be, (following the execution and delivery by Buyer and Parent) are the legal, valid and binding obligations of Seller and the Company, enforceable against each of them in accordance with their respective terms.

          4.2.2 The Seller possesses the legal capacity to execute and deliver this Agreement and each Ancillary Agreement to which he is a party, to perform his obligations thereunder, and to consummate the transactions contemplated hereby and thereby. Except as set forth on Schedule 4.2, the Seller is not
                                            ------------
subject to or obligated under, any provision of any agreement, arrangement or understanding or any law, regulation, order, judgment or decree, which would be breached or violated by the execution, delivery, performance of this Agreement and the consummation by the Seller of the transactions contemplated hereby or which would result in any Encumbrance on the Assets of the Company or Metroquip. Except as set forth on Schedule 4.2, no authorization, consent or approval to or
                       ------------
filing with, any public body, court or authority is necessary on the part of the Seller for the consummation by the Seller of the transaction contemplated by this Agreement and each Ancillary Agreement and each other document to which Seller is a party. At the Closing, (following the execution and delivery by Buyer and Parent) each agreement and document delivered by Seller will be a legal, valid, and binding obligation of the Seller enforceable against him in accordance with its terms. The Seller owns 100% of the Shares, in the amounts set forth on Schedule 4.2, and except as set forth on Schedule 4.2 the capital
             ------------                             ------------
stock is free and clear of all Encumbrances, and there are no warrants, options or rights in any third party to acquire any capital stock of Company.

     4.3  No Violation.  None of the execution, delivery and performance of this
          ------------
Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or Metroquip, (ii) violate, result in a breach of, conflict with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any note, bond, mortgage, or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller, Company or Metroquip is a party or by which any of the Shares or any of the assets or properties of the Company, Metroquip or Seller are bound or affected except as set forth on Schedule 4.3, (iii) result in the creation or imposition of any
             ------------
Encumbrance upon any of the Shares or any property or Assets of the Company, Metroquip or Seller under, any agreement or commitment to which the Company, Metroquip or Seller is a party or by which the Company, Metroquip or Seller is bound or affected, or to which the property of the Company, Metroquip or Seller is subject, or (iv) violate, conflict with or result in the breach of (or cause an event which could have a Material Adverse Effect as a result of) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Seller, the Company, Metroquip, the Business or any of the properties or Assets of any of the foregoing is subject. Except as set forth on Schedule 4.3, no action, consent, approval or authorization by or
             ------------
filing with any person or entity, including, without limitation, any governmental authority, is required in connection with the execution, delivery and performance by each of the Seller and the Company of this Agreement and the Ancillary Agreements to which he or it is a party, or the consummation by Seller and the Company of the transactions respectively contemplated by each of them herein and therein.

     4.4  Capitalization
          --------------

          4.4.1 (a) The authorized equity securities of the Company consist solely of 1000 shares of common stock, no par value, of which 500 shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of all of the issued and outstanding Shares as set forth on Schedule 4.4 (which schedule also sets forth
                                   ------------
the address of Seller and the certificate numbers of the certificates representing the Shares), free and clear of all Encumbrances (other than a legend indicating only that the Shares have not been registered under the Securities Act.

                 (b) There are no other shares of capital stock of the Company issued and outstanding and no shares of treasury stock. All Shares are validly issued, fully paid and nonassessable. None of the Shares was issued in violation of any preemptive rights. There are no outstanding (i) securities convertible into or exchangeable or exercisable for any of the Company's capital stock; (ii) options, warrants, calls or other rights, including, without limitation, rights to demand registration or to sell in connection with any registration by the Company under the Securities Act, with respect to the issued capital stock of the Company, or to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable or exercisable for capital stock of the Company; (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, transfer, and/or assignment of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights; or (iv) Shares pledged as collateral to secure any agreement or obligation. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans, proxies or understanding restricting or otherwise relating to conveyance, voting or dividend rights with respect to the Shares. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of Buyer in the stock records of the Company, the Buyer will own all of the issued and outstanding equity securities of Company of every sort whatsoever, free and clear of all Encumbrances.

          4.4.2 (a) The authorized equity securities of Metroquip consist solely of 250,000 shares of common stock, par value $.10 per share, of which 57,401 shares are issued and outstanding ("Metroquip Shares"). Company is and will be on the Closing Date the record and beneficial owner and holder of all of the issued and outstanding stock as set forth on Schedule 4.4 (which schedule
                                                 ------------
also sets forth the address of Company and the certificate numbers of the certificates representing the Metroquip Shares), free and clear of all Encumbrances (other than a legend indicating only that the shares have not been registered under the Securities Act and other than as set forth on Schedule
                                                                   --------
4.2).
---

                 (b) There are no other shares of capital stock of Metroquip issued and outstanding and no shares of treasury stock. The Metroquip Shares are validly issued, fully paid and nonassessable. None of the Metroquip Shares was issued in violation of any preemptive rights. There are no outstanding (i) securities convertible into or exchangeable or exercisable for any of Metroquip's capital stock; (ii) options, warrants, calls or other rights, including, without limitation, rights to demand registration or to sell in connection with any registration by Metroquip under the Securities Act, with respect to the issued capital stock of Metroquip, or to purchase or subscribe to capital stock of Metroquip or securities convertible into or exchangeable or exercisable for capital stock of Metroquip; (iii) except as set forth in
Schedule 4.2, contracts, commitments, agreements, understandings or arrangements
------------
of any kind relating to the issuance, sale, transfer, and/or assignment of any capital stock of Metroquip, any such convertible or exchangeable securities or any such options, warrants or rights; or (iv) shares pledged as collateral to secure any agreement or obligation. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans, proxies or understanding restricting or otherwise relating to conveyance, voting or dividend rights with respect to the Metroquip Shares.

     4.5  No Changes to the Assets.  Since the Consolidated December 31 Balance
          ------------------------
Sheet Date:

          4.5.1 there has been no actual or threatened adverse change in the financial condition or results of operation of the Company, Metroquip, the Business or the Assets or any event, condition or state of facts, in either case that is, or would result in a Material Adverse Change in the Company, Assets or the Business or the prospects for the Business, including without limitation the loss of any material customers;

          4.5.2 Except in the ordinary course, there has not been any sale or other disposition of any Assets, or any Encumbrance placed on the Assets;

          4.5.3 Seller has operated the Company, Metroquip and Business in the ordinary course consistent with Company's and Metroquip's past practice so as to preserve the Business intact, to keep available to the Business the services of Company's and Metroquip's employees, and to preserve the Business and the goodwill of Company's and Metroquip's suppliers, customers, distributors and others having business relations with them;

          4.5.4  Except as set forth on Schedule 4.5.4, neither Company nor
                                        --------------
Metroquip has purchased, or entered into any agreement to purchase (i) any item of Inventory with a cost in excess of $10,000, or (ii) any item of Equipment with a cost in excess of $20,000, in each case without the consent of Buyer; and

          4.5.5  Except as set forth on Schedule 4.5.5 neither Company nor
                                        --------------
Metroquip has changed its accounting methods or practices (including any change in depreciation or amortization policies or rates) or revalued any of its assets.

     4.6  Related Entities.
          ----------------

          4.6.1  Schedule 4.6(a) sets forth a complete and accurate list of all
                 ---------------
of the Related Entities, all of which are, directly or indirectly, wholly-owned by the Company, Metroquip, Seller, or some combination thereof. Schedule 4.6(a)
                                                                ---------------
also sets forth the jurisdiction of incorporation of each of the Related Entities, each jurisdiction in which each such Related Entity is qualified to do business, the number of shares of such Related Entities outstanding, and the ownership thereof.

          4.6.2  Schedule 4.6(b) sets forth a list of all agreements among the
                 ---------------
Company, Metroquip, Seller, and the Related Entities.

     4.7  Equipment and Other Assets; Absence of Encumbrances. (a) The Rental
          ---------------------------------------------------
and Non-Rental Asset Listing attached as Schedule 2.4.3 sets forth the asset
                                         --------------
description, make, model, original cost and net book value of all Equipment which, on the Effective Date, will be fully operable, accounted for and Rental Ready. (b) Except as set forth in Schedule 4.7 all of the Assets are owned by
                                  ------------
the Company or Metroquip free and clear of all Encumbrances, other than (i) Encumbrances reflected or reserved against on the Consolidated December 31 Balance Sheet or (ii) Encumbrances that do not materially affect the value of the Assets, the Company's or Metroquip's ability to conduct the Business.

     4.8  Facilities
          ----------

          4.8.1  Leased Real Property.  Except as set forth on Schedule 4.8,
                 --------------------                          ------------
neither the Company nor Metroquip own any real property.  Schedule 4.8 sets
                                                          ------------
forth a complete and accurate list and description of all real property leased by the Company, Metroquip or Seller and used in the Business. The Seller and the Company have delivered to Buyer an accurate copy of the Leases covering the Leased Real Property. Neither the Company, Metroquip nor, to the best of Seller's knowledge, any lessor under the Leases, is in material breach or default of its obligations thereunder. The Company and Metroquip enjoy peaceful and undisturbed possession of the Leased Real Property.

          To the best of Seller's and the Company's knowledge, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy the Facilities or any portion thereof. The Facilities are supplied with utilities and other services necessary for the operation of the Business.

          4.8.2  Improvements, Fixtures and Equipment.  The Facilities and the
                 ------------------------------------
improvements thereon, including without limitation all Equipment (including all fixtures) and other tangible assets owned, leased or used by the Company or Metroquip at the Facilities are (i) insured to the extent required by the Company or Metroquip under third party leases and in a manner customary in the industry, (ii) to the best of Seller's knowledge structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the Business as presently conducted and (vi) as to their use by the Company and Metroquip, in conformity with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect. None of the improvements is subject to any commitment or other arrangement for their sale or use by any Affiliate of the Company, Metroquip or to the best knowledge of Seller and Company, third parties.

          4.8.3  Conformity.  All Facilities have received all required
                 ----------
approvals of governmental authorities (including without limitation, Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with Metroquip's operation thereof. The Facilities are (and have been) operated and maintained by Metroquip in accordance with applicable laws, rules, regulations and state, county, municipal or other local ordinances, and conform to all other conditions necessary for the lawful conduct of the Business as currently conducted at each such Facility.

     4.9  Permits and Consents.  The Company or Metroquip has all Permits
          --------------------
required to conduct the Business, except where the failure to obtain such Permits would not have a Material Adverse Effect on the Assets or the Business. All Permits of the Company or Metroquip related to the Business are valid and in full force and effect and are listed on Schedule 4.9.
                                        ------------

     4.10 Contracts and Commitments
          -------------------------

          4.10.1  Contracts. Schedule 4.10 sets forth a complete and accurate
                  ---------  -------------
list of all Contracts of the following categories:

               4.10.1.1 Contracts not made in the ordinary course of the Company's or Metroquip's conduct of the Business;

               4.10.1.2 Employment contracts, bonus agreements and severance agreements;

               4.10.1.3 Supply, purchase, distribution, franchise, license, sales or commission contracts related to the Business;

               4.10.1.4 Contracts involving expenditures or liabilities, actual or potential, in excess of $5,000 or otherwise material to the Business, and not cancelable (without liability) within 30 calendar days;

               4.10.1.5 Contracts or commitments relating to commission arrangements with others;

               4.10.1.6 Promissory notes, loans, agreements, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company or Metroquip shall be the borrower, lender or guarantor thereunder or whereby any Equipment or Inventory are pledged (excluding credit provided by the Company or Metroquip in the ordinary course of the Business to its customers);

               4.10.1.7 Leases of real and personal property not cancelable (without liability) within 30 calendar days; and

               4.10.1.8 Contracts containing covenants limiting the freedom of the Company or Metroquip or any officer, director or shareholder of the Company or Metroquip to engage in any line of business or compete with any person.

Seller has delivered or made available to Buyer true, correct, and complete copies of all of the Contracts listed on Schedule 4.10, including all amendments
                                         -------------
and supplements thereto.

          4.10.2  Absence of Breaches or Defaults.  All of the Contracts are
                  -------------------------------
valid and in full force and effect. The Company or Metroquip has duly performed all of its obligations under the Contracts to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by the Company or Metroquip or to the best knowledge of the Seller and Company any other party has occurred and neither the Company or Metroquip nor to the best knowledge of Seller and Company has any other party repudiated any provisions thereof. All of the Contracts will be enforceable by the Company or Metroquip, as the case may be, after the Closing to the same extent as if the transactions contemplated by this Agreement had not been consummated.

      4.11  Financial Statements.  Attached hereto as Schedule 4.11 are the
            --------------------                      -------------
Financial Statements of the Company and Metroquip. The Financial Statements (a) are true, correct and complete, (b) are in accordance with the underlying books and records of the Company and Metroquip, (c) have been prepared in accordance with generally accepted accounting principals ("GAAP") consistently applied throughout the periods covered thereby (except as otherwise described in
Schedule 4.11) and (d) fairly and accurately present the assets, liabilities
-------------
(including all reserves) and financial position of the Business as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. At the respective dates of the Financial Statements, there were no liabilities of the Company or Metroquip, which, in accordance with GAAP, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto.

      4.12  Books and Records.  The Company and Metroquip have made and kept
            -----------------
(and given Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company and Metroquip previously delivered to Buyer accurately and adequately reflect all action previously taken by the shareholders, board of directors and committees of the board of directors of the Company and Metroquip. The stock book records of the Company and Metroquip previously delivered to Buyer are true, correct, and complete, and accurately reflect all transactions effected in the Company's and Metroquip's stock through and including the date hereof.

      4.13  Litigation. Except as set forth on Schedule 4.13, there is no
            ----------                         -------------
action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or to the best of the Company's or Seller's knowledge, threatened or anticipated (a) against, related to or affecting the Company, Metroquip or the Business or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Neither the Company nor Metroquip is in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company, Metroquip or the Business.

      4.14  Labor Matters.  Neither the Company nor Metroquip is a party to any
            -------------
labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice which represent the Company's or Metroquip's employees. In the last five years, neither the Company nor Metroquip has experienced any attempt by organized labor or its representatives to make the Company and Metroquip conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or Metroquip.

      4.15  Compliance with Law.  Except as set forth on Schedule 4.15, the
            -------------------                          -------------
Company, Metroquip, and the conduct of the Business and the operation of the Facilities by Metroquip have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including without limitation Environmental Laws, relating to the Assets, Facilities or Business or operations of the Company or Metroquip and the conduct of the Business and the operation of the Facilities by Metroquip are in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, the Americans with Disabilities Act, ERISA, OSHA, and Environmental Laws, and all other foreign, federal, state, and local governmental and regulatory requirements, except where the failure to conform would not have a Material Adverse Effect, individually or in the aggregate, on Metroquip, the Business or the Assets. Neither the

Company nor Metroquip has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances, or other laws, and neither the Company nor Metroquip has any reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing.

      4.16  Brokers.  Seller and Company represent that except for the
            -------
engagement of Goldsmith, Agio, Helms, neither they nor Metroquip have employed or made any agreement with any other broker, finder, or similar agent or any person or firm which will result in an obligation on the part of the Seller, Company, Metroquip or Buyer to pay any finder's fee, brokerage fees, or commission, or similar payment in connection with the transactions contemplated hereby.

      4.17  No Other Agreements to Sell the Company.  Seller has no commitments
            ---------------------------------------
or legal obligations, absolute or contingent, to effect a sale of any of the Shares or the Assets or to effect any merger, consolidation, liquidation, dissolution, or other reorganization of the Company or Metroquip.

      4.18  Proprietary Rights
            ------------------

            4.18.1    Proprietary Rights.  Schedule 4.18 lists all of the
                      ------------------   -------------
Company's or Metroquip's federal, state, and foreign registrations of trademarks, service marks, and other marks, trade names or other trade rights, and all pending applications for any such registrations, all other trademarks and other marks, trade names and other trade rights or in which the Company or Metroquip has any interest whatsoever, and all other trade secrets and other proprietary rights, whether or not registered, and all computer software created or used by or on behalf of the Company or Metroquip, in each case relating to the Business (collectively, "Proprietary Rights"). The Proprietary Rights listed in Schedule 4.18 are all those used by the Company or Metroquip in connection
   -------------
with the Business.

            4.18.2    Royalties and Licenses.  No person has a right to receive
                      ----------------------
a royalty or similar payment in respect of any Proprietary Rights. Except as set forth in Schedule 4.18 neither the Company nor Metroquip has any licenses
         -------------
granted, sold, or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights.

            4.18.3    Ownership and Protection of Proprietary Rights.  Except as
                      ----------------------------------------------
set forth in Schedule 4.18, the Company or Metroquip owns or licenses, and has
             -------------
the sole right to use or (if it so elects) to sublicense each of the Proprietary Rights. None of the Proprietary Rights is involved in any pending or to the best of Company's or Seller's knowledge, threatened litigation. Neither the Company nor Metroquip has received any notice of invalidity or infringement of any rights of others with respect to such Proprietary Rights. The Company has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other firm, corporation, association, or person. To the best knowledge of Seller and the Company, the Company's and Metroquip's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, nor has such infringement been alleged by any third party. All of the Proprietary Rights are valid and enforceable rights of the Company and Metroquip and will not cease to be valid and in full force and effect by reason of the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

     4.19 Tax Matters.
          -----------

          4.19.1    Filing of Tax Returns, Payment of Taxes. Except as set forth
                    ---------------------------------------
in Schedule 4.19.1 , the Company and Metroquip have filed all Tax Returns that
   ----------------
the Company or Metroquip was required to file prior to the date hereof. All such Tax Returns were correct and complete and were prepared and filed in accordance with applicable law. Except as set forth in Schedule 4.19.1, all Taxes owed by
                                            ---------------
or with respect to the Company (whether or not shown on any Tax Return) with respect to Tax Returns the due date of which preceded the date hereof have been paid. Except as set forth in 4.19.1, all other Taxes due and payable by the
                              ------
Company or Metroquip with respect to periods ending on or as of the Effective Date or in respect of transactions entered into or any state of facts existing as of the date of the Effective Date (whether or not a Tax Return is due on such date) have been or will be paid on or before the date of the Effective Date or have been or will be accrued on or before the date of the Effective Date as set forth in Section 2.4.5. For purposes of the preceding sentence, in determining the amount of Taxes due and payable by the Company with respect to periods ending on or as of the Effective Date or in respect of transactions entered into or any state of facts existing as of the Effective Date, the date of the Effective Date shall be deemed to be the last day of any applicable tax period. Except as set forth in Schedule 4.19.1, all Tax Returns the due date of which
                       ---------------
(determined without extensions) shall be on or after the date hereof but on or before the date of the Effective Date will be correct and complete and filed in accordance with applicable law.

          4.19.2    Taxing Jurisdictions.  Schedule 4.19.2 lists (i) all
                    --------------------   ---------------
   countries, states, cities, or other jurisdictions in which the Company or Metroquip is currently subject to an obligation to file Tax Returns or to collect sales or use Taxes, (ii) all elections for income Taxes made by the Company or Metroquip that are currently in force or to which the Company or Metroquip is bound, and (iii) (x) all countries, states, cities, or other jurisdictions in which the Company or Metroquip is a beneficiary of any real or personal property Tax exemptions or concessions, reduced rates, or Tax credits, (y) the annual benefit of each such item, and (z) the terms governing expiration or phase-out of each such item.

          4.19.3    General Tax matters.  Except as set forth in Schedule 4.19.3
                    -------------------                          ---------------
(which sets forth the open taxable periods of the Company and Metroquip for sales, payroll, personal property, and federal and state income taxes), with respect to each taxable period for the Company or Metroquip ending on or prior to the date hereof or as of the Effective Date (or as of such other date as set forth below), (i) either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by a relevant taxing authority; (ii) no deficiency or proposed adjustment that has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company or Metroquip; (iii) neither the Company nor Metroquip has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company or Metroquip has not requested or been granted an extension of the time for filing any Tax Return; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending, or to the knowledge of Seller or the Company, threatened against or with respect to the Company or Metroquip regarding Taxes; (vi) neither the Company nor Metroquip has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to any disposition of subsection (f) assets (as defined in Section 341(f)(4) of the Code) owned by the Company or Metroquip; (vii) there are no liens, pledges, charges, claims, security interests, or other encumbrances on the assets of the Company or Metroquip relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable) and the Company, Metroquip and the Seller have no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien, pledge, charge, claim, security interest, or other encumbrance on the assets of the Company or Metroquip; (viii) neither the Company nor Metroquip will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local, or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Date or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local, or foreign law) to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Date; (ix) neither the Company nor Metroquip has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated, or unitary income Tax Return; (x) neither the Company nor Metroquip is a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual or other obligation to indemnify any other Person with respect to any Tax or pay the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local, or foreign law) as a transferee or successor, by contract or otherwise; (xi) no claim has ever been made by a taxing authority in a jurisdiction where the Company or Metroquip does not file Tax Returns that the Company or Metroquip is or may be subject to Taxes assessed by such jurisdiction; (xii) the Company does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xiii) neither the Company nor Metroquip has been a "U.S. real property holding corporation" (within the meaning of Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (xiv) the Company and Metroquip have disclosed on each Tax Return filed by them all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code Section 6662; (xv) neither the Company nor Metroquip acquired in a qualified stock purchase under Code Section 338(d)(3) and no elections under Code Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to the Company or Metroquip; (xvi) neither the Company nor Metroquip has made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments in the nature of compensation, that will not be deductible under Code Sections 280G or 162; (xvii) no sales or use tax will be payable by the Company or Metroquip as a result of the transactions contemplated by this Agreement, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by an governmental entity) as a result of the transactions contemplated by this Agreement; (xviii) Buyer will not be required to deduct and withhold any amount with respect to Taxes upon consummation of the transactions contemplated by this Agreement; (xix) none of the Company's or Metroquip's assets is property required to be treated as being owned by any other Person under the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, or (B) has been financed with or directly or indirectly secures any bond or debt the interest of which is tax-exempt under Section 103(a) of the Code; (xx) the Company and Metroquip has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to an employee, independent contractor, shareholder, or other third party;
(xxi) no income under any arrangement or understanding to which the Company or Metroquip is a party will be attributed to the Company or Metroquip which is not represented by income to which the Company or Metroquip is legally entitled; and
(xxii) the Company owns no interest in any "controlled foreign corporation" (within the meaning of Code Section 957), "passive foreign investment company" (within the meaning of Code Section 1296) or other entity the income of which is required to be included in the income of the Company or Metroquip whether or not distributed

          4.19.4    Tax Attributes.  Set forth at Schedule 4.19.4 is a list
                    --------------                ---------------
reflecting the following information with respect to the Company and Metroquip as of the date hereof as well as on an estimated pro forma basis as of the date of the Effective Date (except as otherwise noted): (i) the basis of the Company or Metroquip in its assets as of December 31, 1997, (ii) the amount of any net operating loss, net capital loss, unused investment or other tax credit, unused foreign tax or tax credit, or excess charitable contribution allocable to the Company or Metroquip assets, and (iii) with respect to the preceding clause (ii) any limitations on use of any of such attributes including any limitations arising by reason of the transaction contemplated by this Agreement.

          4.19.5    Copies of Tax Returns.  Except as otherwise set forth in
                    ---------------------
Schedule 4.19.5 the Company has furnished Buyer or Parent with copies of all
---------------
income and sales Tax Returns filed by or with respect to the Company or Metroquip relating to the period encompassing the three taxable years of the Company and Metroquip preceding the date hereof.

          4.19.6    Definition.  Any reference to the term "the Company" in this
                    ----------
Section 4.19 shall refer to the Company, any predecessor entity, and any subsidiary of the Company (whether or not such subsidiary entity qualifies as a "qualified subchapter S subsidiary" within the meaning of Code Section 1361(b)(3)(B)). Further, any reference to any action of "the Company" in this
Section 4.19 shall encompass any action or actions taken by or at the direction of the

Company or Metroquip whether or not such actions taken by or at the direction of the Company or Metroquip were properly authorized.

      4.20  Accounts Receivable.  Except as set forth on Schedule 4.20, the
            -------------------                          -------------
accounts receivable reflected in the Consolidated December 31 Balance Sheet, and all accounts receivable arising since the Consolidated December 31 Balance Sheet Date, represent bona fide claims of the Company or Metroquip against debtors for sales, services performed, or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts, or customer requirements. All of such accounts receivables are collectible in the ordinary course of business except to the extent reserved against on the Consolidated December 31 Balance Sheet or as will be reserved against on the Effective Date Balance Sheet. Except as set forth on Schedule
                                                                     --------
4.7 the Company or Metroquip owns all such accounts receivable, free and clear
---
of all Encumbrances.

      4.21  Inventory.  Except as set forth on Schedule 4.21 all the Inventory
            ---------                          -------------
is located at the Facilities. There has been no material decrease in the book value or fair value of the Inventory since the Consolidated December 31 Balance Sheet Date. The values at which the Inventory is shown on the Consolidated December 31 Balance Sheet has been determined at lower of cost or market in accordance with GAAP, consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess Inventory, slow-moving Inventory, and Inventory obsolescence and shrinkage.
Schedule 4.21 sets forth a complete and accurate list of all Inventory as of the
-------------
Effective Date.

      4.22  Employees and Employee Benefits.
            -------------------------------

            4.22.1 As used in this Section 4.22, the following terms have the meanings set forth below.

            "Benefit Arrangement" shall mean any employment, consulting, severance, or other similar contract, arrangement, or policy and each plan, arrangement (written or oral), program, agreement, or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability, or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or postretirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan, or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or Metroquip or an ERISA Affiliate or under which the Company or Metroquip or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

            "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

            "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, the Company or Metroquip as defined in Section 414(b), (c), (m) or (o) of the Code, or under "common control" with the Company or Metroquip, within the meaning of Section 4001(b)(1) of ERISA.

            "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which the Company, Metroquip or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (A) the Company, Metroquip or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Effective Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, Metroquip or any ERISA Affiliate may incur any liability; (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities); and (C) is not a Multiemployer Plan.

            "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (A) the Company, Metroquip or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, Metroquip or any ERISA Affiliate may incur any liability; (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities); and (C) is not a Multiemployer Plan.

            4.22.2  Schedule 4.22(a):  (i) contains a list of all employees of
                    ----------------
the Company and Metroquip, and their wage rates or salaries, as of the Closing Date, and (ii) sets forth the dates of employment for such employees.

            4.22.3  Disclosure; Delivery of Copies of Relevant Documents and
                    --------------------------------------------------------
Other Information. Schedule 4.22(b) contains a complete list of Employee Plans.
-----------------  ----------------
True and complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each

Welfare Plan, Pension Plan and Multiemployer Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the Company's or Metroquip's employees and all annuity contracts or other funding instruments; (ii) each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been distributed to the Company's or Metroquip's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any Benefit Arrangement which is not in writing; (iii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan; (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and each Welfare Plan; (v) all actuarial reports prepared for the last three plan years for each Pension Plan; (vi) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company and Metroquip; and
(vii) a description setting forth the amount of any liability of the company as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan.

      4.23  Representations.
            ---------------

            4.23.1   Pension Plans.  No Pension Plan is subject to the
                     -------------
minimum funding requirements of Title IV of ERISA or Section 412 of the Code. Neither the Company, Metroquip nor any ERISA Affiliate is required to provide security to a Pension Plan under Section 401(a)(29) of the Code. Each Pension Plan which is intended to be qualified (and each related trust agreement, annuity contract or other funding instrument) is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. Neither the Company, Metroquip nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(c) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan and neither the Company nor any ERISA Affiliate is subject to Section 4043(b) of ERISA.

            4.23.2   Multiemployer Plans. Neither the Company, Metroquip nor any
                     -------------------
ERISA Affiliate has any Multiemployer Plans.

            4.23.3   Welfare Plans. None of the Company, Metroquip, any ERISA
                     -------------
Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company, Metroquip or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company or Metroquip from amending or terminating any such benefit plan or Welfare Plan. Each Welfare Plan which is a "group health plan," as defined in
Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

          4.23.4   Compliance with Law.  Each Employee Plan has been maintained
                   -------------------
in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan, including without limitation ERISA and the Code.

          4.23.5   Employment at Will.  Except as provided by law, the
                   ------------------
employment of all persons presently employed or retained by the Company and Metroquip is terminable at will.

          4.23.6   Unrelated Business Taxable Income.  No Employee Plan (or
                   ---------------------------------
trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

          4.23.7   Deductibility of Payments.  There is no contract, agreement,
                   -------------------------
plan or arrangement covering any employee or former employee of the Company or Metroquip (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by the Company or Metroquip of any amount (i) that is not deductible by the Company or Metroquip under Section 162(a)(1) or 404 of the Code, whichever is applicable, (ii) for which the deduction by the Company would be disallowed under Section 162(m) of the Code, or (iii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          4.23.8   Fiduciary Duties and Prohibited Transactions.  Neither the
                   --------------------------------------------
Company, Metroquip nor any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Neither the Company nor Metroquip has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan (or other employee benefit plan subject to ERISA) and has not been assessed any civil penalty under Section 502(l) of ERISA.

          4.23.9   Validity and Enforceability.  Each Welfare Plan, Pension
                   ---------------------------
Plan, related trust agreement, annuity contract or other funding instrument and Benefit Arrangement is legally valid and binding and in full force and effect.

          4.23.10  Litigation.  There is no action, order, writ, injunction,
                   ----------
judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, or to the best of Company's or Seller's knowledge, threatened or anticipated against the Company, Metroquip, any ERISA Affiliate or any Employee Plan.

          4.23.11  No Amendments.  Neither the Company, Metroquip nor any ERISA
                   -------------
Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

          4.23.12  No Other Material Liability.  No event has occurred in
                   ---------------------------
connection with which the Company, Metroquip or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of the Company or Metroquip to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

          4.23.13  Unpaid Contributions.  Neither the Company, Metroquip nor any
                   --------------------
ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan or Welfare Plan.

          4.23.14  Insurance Contracts.  Neither the Company, Metroquip nor any
                   -------------------
Employee Plan holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

          4.23.15  No Acceleration or Creation of Rights. Except as set forth in
                   -------------------------------------
Schedule 4.23.15, neither the execution and delivery of this Agreement by the
----------------
Company or Seller nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

    4.24  Compliance With Environmental Laws.
          ----------------------------------

          4.24.1   Definitions.  The following terms, when used in this Section
                   -----------
4.24, shall have the following meanings. Unless the context otherwise requires, any of these terms may be used in the singular or the plural depending on the reference.

          4.24.2   "Company".  For purposes of this Section 4.24 only, the term
                    -------
"Company" shall include (i) all Related Entities of the Company including Metroquip, including, without limitation Seller, (ii) all partnerships, joint ventures and other entities or organizations in which the Company was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

          4.24.3   "Release" shall mean and include any spilling, leaking,
                    -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing into the environment or the work place of any Hazardous Substance, and otherwise as defined in any Environmental Law.

          4.24.4   "Hazardous Substance" shall mean any quantity of asbestos in
                    -------------------
any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

          4.24.5   Compliance With Environmental Laws.  Except as set forth on
                   ----------------------------------
Schedule 4.24, the Facilities have been leased, operated and maintained by the
-------------
Company or Metroquip in compliance with all federal, state, local or foreign laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law, restrictions or licenses, which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, handling or disposal of hazardous, toxic or otherwise dangerous substances, wastes or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees or
(ii) impose liability with respect to any of the foregoing, including without limitation the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), Safe Drinking Water Act (21 U.S.C. (S) 349, 42 U.S.C. (S)(S) 201, 300f), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C.
(S) 7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), or any other similar federal, state or local law of similar effect, each as amended (collectively, "Environmental Laws").

          4.24.6   Facilities.  Except as set forth in Schedule 4.24 the
                   ----------                          -------------
Facilities are, and at all times have been, owned, leased and operated by the Company or Metroquip in compliance with all Environmental Laws and in a manner that will not give rise to any liability under any Environmental Laws.

          4.24.7   Permits.  The Company and Metroquip have, and at all times
                   -------
have had, all Permits required under any Environmental Law to be obtained by the Company or Metroquip and the Facilities are, and at all times have been, in compliance with all such Permits.

          4.24.8   Permits Required.  Except as set forth in Schedule 4.24 the
                   ----------------                          -------------
consummation of any of the transactions contemplated by this Agreement will not require an application for issuance, renewal, transfer or extension of, or any other administrative action regarding, any Permit required under any Environmental Law.

          4.24.9   Notice of Violation.  Neither the Company nor Metroquip has
                   -------------------
received any notice at any time that it or the Facilities is or were claimed to be in violation of the provisions of any Environmental Law or in non-compliance with the conditions of any Permit, and there is no pending or to the best of Company's or Seller's knowledge, threatened lawsuit, governmental or other legal action to that effect.

          4.24.10  Pending Actions.  There is not now pending or to the best of
                   ---------------
Company's or Seller's knowledge, threatened, nor any basis for, nor has there ever been, any Action against the Company or Metroquip, nor any basis for any Action, under any Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

          4.24.11  Judgments.  There are no consent decrees, judgments, judicial
                   ---------
or administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the Company, Metroquip or to the best knowledge of Seller or the Company, the Facilities.

          4.24.12  Hazardous Substances.  There is not and has not been any
                   --------------------
Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Facility while operated by the Company or Metroquip, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the Business.

          4.24.13  Handling of Hazardous Substances.  Except as set forth in
                   --------------------------------
Schedule 4.24 the Company and Metroquip have at all times used, generated,
-------------
treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in liability of the Company, Metroquip or Buyer under any Environmental Law. Schedule 4.24 sets forth a complete list of all contractors
                    -------------
and other third parties who at any time have hauled, handled, stored, transported or disposed of any Hazardous Substance (i) on behalf of the Company, Metroquip or the Business, or (ii) generated by the Company, Metroquip or the Business, together with a complete list of all dumpsites and other off-site locations at which such Hazardous Substances have been disposed of.

          4.24.14  Environmental Conditions.  There are no present or past
                   ------------------------
Environmental Conditions (as defined below) in any way relating to the Business or Facilities while operated by the Company or Metroquip. "Environmental Conditions" means the introduction into the soil, groundwater or environment of the Facilities (through leak, spill, release, discharge, escape, emission, dumping, disposal or otherwise) of any pollution, including without limitation any contaminant, irritant or pollutant or Hazardous Substance (whether or not upon the property of the Business and whether or not such pollution constituted at the time thereof a violation of any Environmental Law) as a result of which either the Company, Metroquip or, after the Closing, Buyer has or may become liable to any federal, state or local governmental authority or person or by reason of which any of the Assets may suffer or be subjected to any lien.

          4.24.15  CERCLA or RCRA.  No current or past use, generation,
                   --------------
treatment, transportation, storage, disposal or handling practice of the Company or Metroquip with respect to any Hazardous Substance has or will result in any liability under the CERCLA or RCRA or any state or local law of similar effect.

          4.24.16  Storage Tank or Pipeline.  Except as set forth on Schedule
                   ------------------------                          --------
4.24, there is not now and to the best of the Company's or Seller's knowledge
----
has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and to the best knowledge of the Company or Seller, there has not been any Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank.

          4.24.17  Environmental Audits or Assessments.  True, complete and
                   -----------------------------------
correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of the Company or Metroquip, of all environmental audits or assessments which have been conducted at any Facility within the past five years, either by the Company, Metroquip or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company or Seller has knowledge is included on Schedule 4.24.
                                               -------------

          4.24.18  Indemnification Agreements.  Except as set forth in Schedule
                   --------------------------                          --------
4.24 neither the Company nor Metroquip is a party, whether as a direct signatory
----
or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other Contract under which the Company or Metroquip is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          4.24.19  Releases or Waivers.  Neither the Company nor Metroquip has
                   -------------------
released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          4.24.20  Notices, Warnings and Records.  The Company and Metroquip has
                   -----------------------------
given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

      4.25  Liabilities.  Neither the Company nor Metroquip has any liabilities
            -----------
or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected on the Consolidated December 31 Balance Sheet or which are not required under GAAP to be reflected on the Consolidated December 31 Balance Sheet, (ii) liabilities incurred in the ordinary course of the Business and consistent with past practice since the Consolidated December 31 Balance Sheet Date, (iii) liabilities arising under Contracts identified in
Schedule 4.10 to which the Company or Metroquip is a party, and (iv) liabilities
-------------
arising out of events arising prior to the Effective Date which have been adequately reflected for, accounted for or reserved against on the Effective Date Balance Sheet.

      4.26  Insurance.
            ---------

            4.26.1  Schedule 4.26 describes all policies of insurance (including
                    -------------
the insurer, type of insurance and period of coverage) to which the Company or any Related Entity is a party or under which the Company, any Related Entity, or any employee, officer, or director of the Company, or any Related Entity (in his or her capacity as such) is or has been insured at any time within the five years preceding the date of this Agreement; and any self-insurance arrangement by or affecting the Company or any Related Entity, including any reserves established thereunder. All such policies, together with such self-insurance,
(i) provide adequate insurance coverage for the Assets and the operations of the Company or Metroquip for all risks normally insured against by a person or entity carrying on the same business or businesses as the Company or Metroquip,
(ii) are sufficient for compliance with all legal requirements and Contracts to which the Company or Metroquip is a party or by which it is bound, and (iii) will continue in full force and effect following the Closing.

            4.26.2  Schedule 4.26 sets forth, by year, for the current policy
                    -------------
year and each of the five preceding policy years, a summary of the loss experience under each policy, and summary of the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

            4.26.3 None of the Seller, the Company or a Related Entity has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

            4.26.4 The Company and any Related Entity has paid all premiums due, and has otherwise performed all of its respective obligations, under each insurance policy described above.

      4.27  Conduct of the Business.  Except as set forth on Schedule 4.27 since
            -----------------------                          -------------
the Consolidated

December 31 Balance Sheet Date, the Company and Metroquip has conducted its operations in the ordinary course of the Business and substantially in accordance with past practice, and has not taken any action that, if taken after the date hereof, would violate Section 9.1.

      4.28  Securities Law Matters.
            ----------------------

            4.28.1 Seller confirms that it is acquiring the Parent Common Stock for its own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution thereof, and no other person has or will have a direct or indirect beneficial interest in such Parent Common Stock.

            4.28.2 Seller understands that the offering and sale of the Parent Common Stock is intended to be a transaction by an issuer not involving any public offering exempt from registration under the Securities Act by virtue of
Section 4(2) of the Securities Act and the rules and regulations of the Commission thereunder;

            4.28.3 Seller represents that he is an "accredited investor" as such term is defined in Rule 501 under the Securities Act;

            4.28.4 Seller understands and acknowledges that there are substantial risks of loss of investment involved in an investment in the Parent Common Stock, and that the investment in the Parent Common Stock is an illiquid investment subject to transfer restrictions, and Seller represents and warrants that he has the financial ability to bear the economic risk of such investment;

            4.28.5 Seller has such knowledge and experience in financial and business matters, including investments of the type represented by the Parent Common Stock, as to be capable of evaluating the merits of investment in therein;

            4.28.6 Seller has been furnished with a copy of the recent periodic reports filed by Parent with the Commission and any documents that may have been made available otherwise or upon its request, have carefully read and understand such materials and have evaluated the risks of an acquisition of the Parent Common Stock;

            4.28.7 Seller has been given the opportunity to ask questions of, and receive answers from, representatives of Parent in order for it to evaluate the merits and risks of investment in the Parent Common Stock; and

            4.28.8 Seller has not been furnished with nor has Seller relied upon any oral or written representation, warranty or information in connection with the offering of the Parent Common Stock except for that set forth in this Agreement.

            4.28.9 The instruments evidencing the Parent Common Stock shall bear a restrictive legend in substantially the following form: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for such shares under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act."

      4.29  Affiliate Transactions. Except as set forth on Schedule 4.6, neither
            ----------------------                         ------------
Seller, or any officer or director of the Company or any member of the immediate family of any such officer, director, or neither Company or Metroquip, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such persons) has any agreement with the Company or Metroquip or any interest in any property (real, personal, or mixed, tangible or intangible) used in or pertaining to the Company, Metroquip or Business or the Assets to be acquired hereunder. For purposes of the preceding sentence, the members of the immediate family of an officer, director, or, Seller shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director, or Seller.

      4.30  Disclosure.  Neither this Agreement nor any of the Schedules or
            ----------
Exhibits hereto contains or shall contain when delivered at Closing any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and to the best of Seller's knowledge there is no fact which has not been disclosed to Buyer which Materially Adversely Affects or could reasonably be anticipated to Materially Adversely Affect the Shares being transferred, Assets, Business or financial condition of the Company or Metroquip.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT
               --------------------------------------------------

      5.1  Representation and Warranties of Buyer.  Buyer hereby represents and
           --------------------------------------
warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

           5.1.1  Organization of Buyer.  Buyer is a corporation duly organized,
                  ---------------------
validly existing and in good standing under the laws of the State of Mississippi and is qualified in each jurisdiction in which the failure to do so would have a Material Adverse Effect on its business or its assets.

           5.1.2  Authorization.  Buyer has all requisite corporate power and
                  -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary

Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its respective obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which Buyer is a party have been duly executed and delivered by Buyer and is, and (following its execution and delivery by Parent, the Company, or the Seller, as applicable, each of the Ancillary Agreements will be) a legal, valid, and binding obligation of Buyer, as applicable, enforceable against Buyer, in accordance with its terms.

           5.1.3  No Conflict or Violation.  Neither the execution, delivery, or
                  ------------------------
performance of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof, will (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, or (ii) violate any applicable provision of law or regulation, order, injunction, or decree, or any other requirement of any governmental body or court relating to Buyer, its property or business, or (iii) (subject to Buyer obtaining any consent or approval required as a condition of Closing) violate conflict with, result in the breach or termination of, constitute default under, or result in the creation of any material lien, charge, or encumbrance upon any of the properties or assets of Buyer pursuant to any agreement or instrument to which it is a party, which would have a Material Adverse Effect in the business or financial condition of Buyer.

           5.1.4  Consents and Approvals.  No notice to, declaration, filing or
                  ----------------------
registration with, or authorization, consent or approval of, or permit (collectively "Governmental Consents") from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery, and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby, except (a) as required by the HSR Act and except for those Governmental Consents the failure of which to make or obtain would not have a Material Adverse Effect or (b) as set forth in Schedule 5.1.4.
                                                      --------------

           5.1.5  No Brokers.  Neither Buyer nor any of its respective officers,
                  ----------
directors, employees or, to its knowledge, shareholders have employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finders fees, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby for which Seller will bear any responsibility.

      5.2  Representations and Warranties of RSC.  RSC hereby represents and
           -------------------------------------
warrants to Company and the Seller which representations and warranties are, and as of the Closing Date shall be, true and correct:

           5.2.1  Organization of RSC.  RSC is a corporation duly organized,
                  -------------------
validly existing, and in good standing under the laws of the State of Delaware.

           5.2.2  Authorization.  At the Closing, RSC shall have all requisite
                  -------------
corporate power
and authority, and shall have taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and to perform its respective obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which RSC is a party have been duly executed and delivered by RSC and is (and following their execution and delivery by Buyer and Seller or the Company, as applicable, will be) a legal, valid and binding obligation of RSC, enforceable against RSC in accordance with its terms.

           5.2.3  No Conflicts or Violations.  The execution and delivery of
                  --------------------------
this Agreement and the Ancillary Agreements to which RSC is a party and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or Bylaws of RSC, (ii) violate any applicable provision of law or regulation, order, injunction, or decree, or any other requirement of any governmental body or court relating to RSC or its securities, property, or business, or (iii) (subject to RSC obtaining any consent or approval required as a condition of Closing), violate, conflict with, result in the breach or termination of, constitute a default under, or result in the creation of any material lien, charge, or encumbrance upon any of the properties or assets of RSC or any of its subsidiaries pursuant to any agreement or instrument to which it or any of its subsidiaries is a party, which would have a material adverse effect on the business or financial condition of RSC and it subsidiaries taken as a whole (an "RSC Material Adverse Effect").

           5.2.4  Consents and Approvals. No Governmental Consent is required to
                  ----------------------
be made or obtained by RSC in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except as required by the HSR Act and except for those Governmental Consents the failure of which to make or obtain would not have an RSC Material Adverse Effect or as set forth on Schedule 5.1.4.
                                                       --------------

           5.2.5  RSC Common Stock. The Shares of Parent Common Stock to be
                  ----------------
issued pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights.

           5.2.6  SEC Information Furnished Concerning RSC.  For the period from
                  ----------------------------------------
January 1, 1997 to December 31, 1997, RSC has filed with the Securities and Exchange Commission ("SEC") those filings and reports required pursuant to the Securities Exchange Act of 1934, as amended (the "SEC Documents"). The audited consolidated financial statements for the year ended December 31, 1996, contained within the SEC Documents have been prepared in accordance with GAAP consistently applied (except as may be otherwise noted therein) and fairly present the consolidated financial position of RSC and its subsidiaries as of such date and the consolidated results of operations of RSC and its subsidiaries for the year then ended. To RSC's knowledge, as of their respective dates, the SEC Documents, including, but not limited to, the financial statements contained therein, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           5.2.7  Litigation.  As of the date hereof, except as set forth in the
                  ----------
SEC Documents, there are, and as of the Closing Date, except as set forth therein or pursuant to an SEC report or filing made prior to the Closing Date, no suits, actions or administrative, arbitration, or other proceedings (including proceedings concerning labor disputes or grievances) or governmental investigations pending or, to the knowledge of RSC, threatened against RSC or its properties or business that could reasonably be expected to have an RSC Material Adverse Effect.

           5.2.8  No Brokers.  Neither RSC nor any of its respective officers,
                  ----------
directors, employees or, to its knowledge, shareholders have employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finders fees, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby for which Seller will bear any responsibility.

                                   ARTICLE VI
                   COVENANTS OF BUYER, THE COMPANY AND SELLER
                   ------------------------------------------

     Buyer, the Company, and Seller each covenant with the others as follows:

     6.1    Further Assurances.  Upon the terms and subject to the conditions
            ------------------
contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (A) to obtain all necessary waivers, consents and approvals from third parties; provided, however, that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms of Contracts or Leases in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any federal, state, local or foreign law or regulations, (C) to effect all necessary registrations and filings, including without limitation required filings under the HSR Act and all other submissions of information requested by governmental authorities, and
(D) to fulfill all conditions to this Agreement.

     6.2  Employee Matters.  Buyer shall retain only those employees of the
          ----------------
Company or Metroquip who pass a physical examination and drug and alcohol screening in compliance with Minnesota law, by a licensed laboratory chosen by Buyer and who otherwise meet Buyer's customary criteria for employment, and Seller shall reasonably cooperate with Buyer in retaining all such employees (the "Retained Employees"). Buyer agrees to give Retained Employees credit for their time of employment with Company or Metroquip with respect to their seniority as an employee of Buyer for the purpose of determining benefits eligibility. All Retained Employees will be at-will employees of Buyer and may be terminated by Buyer in its sole discretion, subject to the requirements of applicable laws governing employers and employees.

     6.3 Environmental Assessments and Remediation.
         -----------------------------------------

         6.3.1 Buyer has retained Environmental Risk Management Services (the "Consultant") to perform Phase I environmental assessments with respect to each of the Facilities. Upon its availability, Consultant will deliver such assessments to Buyer and the Company. In the event any such assessment recommends the performance of additional investigation (including, without limitation, Phase II environmental assessments), such additional investigation shall, if requested by Buyer, be undertaken promptly and delivered to each of the Seller and Buyer. The environmental assessments and investigations undertaken pursuant to this Section 6.3.1 are collectively referred to herein as the "Environmental Assessments." Buyer shall be solely responsible for the cost of the Environmental Assessments.

         6.3.2 In the event any of the Environmental Assessments reveals any remediation work which must be completed in order to bring the Facilities into compliance with applicable Environmental Laws at the Effective Date, Seller shall engage a reliable environmental engineering firm reasonably acceptable to Buyer and authorized by any applicable federal, state, or local law, policy, or
regulation, to perform any required remediation.   For the purposes of Section
6.3, "Required Remediation" shall mean any action necessary to (i) comply with any governmental order, or (ii) comply with any Environmental Law effective at the Effective Date identified in the Environmental Assessments or (iii) install any wash-racks, as applicable to the Facilities or the operation thereof by the Company or Metroquip as of the Effective Date. Seller shall be responsible for all costs and expenses related to Required Remediation.

         6.3.3 Promptly upon completion of the Consultant's report referred to in Section 6.3.2 but in any event, within 60 days thereof, the Seller shall engage a reliable environmental engineering firm reasonably acceptable to Buyer to perform any Required Remediation, as well as to remove any underground storage tanks and perform all Required Remediation in connection therewith. The Seller shall use its best efforts to cause such Required Remediation to be completed on or before the Closing Date, and the Seller shall bear all costs of such Required Remediation; provided that the completion of all such Required Remediation shall be a condition to Buyer's obligations to consummate the transactions contemplated by this Agreement. Buyer may, in its sole discretion, authorize Seller to defer any portion of the Required Remediation which the Seller and its contractors are unable to complete prior to Closing, in which case Seller shall cause the portion of the Required Remediation so deferred to be completed as promptly as practicable, but in no event later than 60 days following Closing, at Seller's sole expense (which may be satisfied from the Holdback Amount). Buyer may monitor the performance of the Required Remediation, and at its election may cause the Consultant to review the performance of the Required Remediation. If Buyer directs the Consultant to undertake such review, the Required Remediation shall be deemed completed only upon certification of its completion by the Consultant. If, however, there is a dispute as to the performance of the Required Remediation any such dispute shall be settled by a mutually agreed-upon environmental expert not otherwise involved in the Required Remediation, whose determination shall be final and binding on the parties.

         6.3.4 The Holdback Amount shall secure the completion by Seller of any Required Remediation which has not been resolved by the Closing Date pursuant to this Section 6.3. Upon the completion of the Required Remediation, certification of such completion by the Consultant or mutually agreed-upon third party expert, and payment by Seller of all expenses of such remediation and certification, all in accordance with the standards set forth in this Section 6.3, no further claims may be made against the Holdback Amount on account of Seller's obligations under this Section 6.3, and Buyer will promptly remit to Seller any remaining portion of the Short-term Holdback Amount which was allocated to the resolution of the Required Remediation. However, if such Required Remediation has not been completed by Seller and so certified on or prior to the date which is 60 days following the Closing Date, and Buyer reasonably believes remediation is not progressing satisfactorily, then Buyer shall be entitled to engage its own environmental engineering firm to complete such Required Remediation, and to distribute from the Holdback Amount that portion as is necessary to pay the fees and costs of such firm, or other costs incurred, in completing such Required Remediation.

      6.4 Registration Rights.  In the event that, at any time prior to the
          -------------------
first anniversary of the receipt of Parent Common Stock (including the Parent Common Stock which may be issued pursuant to the Performance Incentive Agreement), Parent files a registration statement under the Securities Act covering shares of Parent Common Stock, other than a registration statement on Form S-4 or Form S-8, or a registration statement filed pursuant to "demand" or similar contractual registration rights of any other stockholders of Parent, then Seller shall have the right to include in such registration statement (on a "piggyback" basis) any or all of its shares of Parent Common Stock, and to receive the benefit of any representations, indemnities, opinions, or comfort letters given by Parent (or its counsel or underwriters) to any underwriter in connection with such registration, subject to the obligations of Seller to (i) cooperate with Parent in preparing each such registration and executing all such agreements as any representative of the underwriters may deem reasonably necessary in favor of the underwriters, (ii) promptly supply Parent with all information, documents, representations and agreements as the underwriters or Parent may deem reasonably necessary in connection with such registration and
(iii) confirm in writing not to sell or transfer any shares of the capital stock of Parent not included in such registration during the period beginning ten (10) days prior to the filing and ending ninety (90) days from the effective date of such registration without the underwriters' or Parent's consent; provided,
                                                                 --------
however, that if the managing underwriter or underwriters in the registered
-------
offering advise Parent that the inclusion in the offering of shares of Parent Common Stock owned by Seller would have a material adverse effect on the marketability or price of the offering, then the number of shares of Parent Common Stock to be included by Seller shall be reduced on a pro rata basis in proportion to the number of shares of Parent Common Stock requested to be included by Seller.

      6.5  Key Man Life Insurance; Transferred Assets.  Prior to the Closing
           ------------------------------------------
Date, the Company shall transfer to the insured parties thereunder all life insurance policies owned by the Company or Metroquip as set forth on Schedule
                                                                     --------
1.1.4 and transfer the Transferred Assets identified in Schedule 1.1.4 without
-----                                                   --------------
giving rise to any tax liability to the Company or Metroquip.

      6.6  Stock Options.  Buyer shall grant at Closing, to the key team members
           -------------
of Metroquip's strategy team the incentive options for Parent Common Stock set forth opposite such member's name as listed on Schedule 6.6, based on Parent's
                                               ------------
formula for similar positions with Parent.

      6.7  Tax Attributes.  The Seller recognizes that in connection with the
           --------------
sale of the Shares, that all tax attributes of Company and Metroquip, including but not limited to tax net operating losses, tax credits and other similar items generated through and subsequent to the Effective Date, will remain as tax attributes of Company, Metroquip or its successors. Accordingly, any refunds or benefits obtained via the carryback, carryforward or realization of such tax attributes of Company or Metroquip or its successors shall remain the sole property of Company or Metroquip or its successors with no amount being transferred to the Seller as additional consideration for the purchase of the Shares.

                                  ARTICLE VII
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

     7.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Buyer and Parent contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer or Parent, as may be the case, shall have performed and satisfied all agreements and covenants required hereby to be performed by either of them prior to or on the Closing Date.

     7.2  No Proceedings, Litigation or Laws.  No Action by any governmental
          ----------------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Seller if the transactions contemplated hereunder are consummated. The waiting period under the HSR Act shall have expired or been terminated, and there shall not be any statute, rule or regulation that makes the purchase and sale of the Company, Business or the Assets contemplated hereby illegal or otherwise prohibited.

     7.3  Ancillary Agreements.  Buyer and Parent, where applicable, shall have
          --------------------
executed the Ancillary Agreements.

     7.4  Certificates.  Buyer and Parent shall furnish Seller with such
          ------------
certificates of Buyer and Parent to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

     7.5  No Cessation of Trading.  There shall have been no cessation of
          -----------------------
trading of RSC's Common Stock on the New York Stock Exchange or a national securities exchange, and there shall be no action, order or proceeding pending or, to RSC's knowledge, threatened, by any regulatory agency to stop the public trading of RSC's Common Stock.

     7.6  Opinion Letter of Buyer's Attorneys.  Seller shall receive an opinion
          -----------------------------------
of Snell & Wilmer L.L.P., counsel for Buyer and RSC, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller, in the form of
Exhibit 7.6 attached hereto. For the purpose of the opinions relating to Buyer, Buyer's counsel may assume that the laws of Mississippi and Minnesota, including the corporate laws of such states, are the same as the law of Arizona.

     7.7  Buyer and RSC Corporate Documents.  Buyer and RSC shall each have
          ---------------------------------
delivered to Seller a copy of its articles of incorporation certified by the Mississippi Secretary of State or a copy of its certificate of organization certified by the Delaware Secretary of State, as the case may be, a good standing certificate dated not more than ten days prior to Closing by the Mississippi Secretary of State or the Delaware Secretary of State and a copy of the resolutions adopted by Buyer and RSC in connection with this Agreement, certified in each case by its corporate secretary or assistant secretary.

                                  ARTICLE VIII
                 CONDITIONS TO BUYER'S AND PARENT'S OBLIGATIONS
                 ----------------------------------------------

     The obligations of Buyer and Parent to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     8.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Seller and the Company contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller and the Company shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     8.2  Consents.  All Permits and waivers necessary to the consummation of
          --------
the transactions
contemplated hereby and for the operation of the Business by Buyer shall have been obtained including, without limitation, (a) all required third party waivers or consents to the assignment of the Assumed Contracts to be assumed by Buyer (b) all required approvals of Buyer's lenders, and (c) the waiting period under the HSR Act shall have expired or been terminated.

     8.3  Board Approval.  Each of RSC and Buyer shall have received the consent
          --------------
of its Board of Directors to consummate the transactions, subject to the terms and conditions set forth herein.

     8.4  No Proceedings or Litigation.  No Action by any governmental authority
          ----------------------------
or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated, including without limitation any Material Adverse Effect on the right or ability of the Company to own, operate, possess or transfer the Assets after the Closing. The waiting period under the HSR Act shall have expired or been terminated, and there shall not be any statute, rule or regulation that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     8.5  Opinion of Counsel.  Seller and the Company shall have delivered to
          ------------------
Buyer an opinion of Fredrikson & Byron, P.A., counsel to the Company, Metroquip and Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer's counsel in the form attached hereto as Exhibit 8.5.

          In rendering such opinions, such counsel may rely as to factual matters upon certificates and assurances of public officials, Seller, and officers of the Company. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer, lenders to Buyer shall be entitled to rely upon the opinion of Seller's counsel.

     8.6  Certificates.  Seller and the Company shall furnish Buyer with such
          ------------
certificates of Seller, the officers of the Company and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

     8.7  Performance Incentive Agreement.  The Seller, Buyer and Parent shall
          -------------------------------
have entered into the Performance Incentive Agreement substantially in the form attached as Exhibit 8.7.

     8.8  Escrow Agreement.  The Company, Seller, and Buyer shall have entered
          ----------------
into the Escrow Agreement substantially in the form attached as Exhibit 8.8.

     8.9  Employment and Non-Competition Agreements.  Buyer and Seller shall
          -----------------------------------------
have entered into an Employment and Non-Competition Agreement in the form attached as Exhibit 8.9 hereto.

     8.10 Release of Encumbrances.  The Company shall have filed (where
          -----------------------
necessary) and/or
delivered to Buyer all documents (such as payoff letters) necessary to release the Assets from all Encumbrances which documents shall be in a form reasonably satisfactory to Buyer's counsel.

     8.11 Material Changes.  Since the Consolidated December 31 Balance Sheet
          ----------------
Date, there shall not have been any Material Adverse Change with respect to the Business.

     8.12 Corporate Documents.  Buyer shall have received from the Company
          -------------------
resolutions adopted by its board of directors approving this Agreement and the Ancillary Agreements to which it will be a party, and the transactions contemplated hereby and thereby.

     8.13 Due Diligence Review.  Buyer and its Representatives shall have
          --------------------
conducted a due diligence review of the Company's and Metroquip's Books and Records, Financial Statements, and other records and accounts of the Business, and in the sole discretion of Buyer, Buyer shall be satisfied with such review. Such review shall have no effect whatsoever on the liability of Seller or prior to Closing, the Company to Buyer under this Agreement or otherwise for breach of any representations, warranties, or covenants of Seller or the Company or hereunder.

     8.14 Completion of Environmental Remediation.  Seller or his agents shall
          ---------------------------------------
have completed any Required Remediation within the meaning of Section 6.3, subject to the procedures set forth in Section 6.3 with respect to the certification of such completion and the resolution of any disputes relating thereto.

     8.15 Financing.  Buyer shall have obtained all lender approvals and
          ---------
financing to pay the cash portion of the Purchase Price.

     8.16 Tax Clearance Certificate.  Company shall have provided to Buyer with
          -------------------------
a clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price other than the Holdback.

     8.17 Audit.  Virchow, Krause & Company, L.L.P. shall have completed their
          -----
audit of Company's financial statements for the year ended December 31, 1997 and shall have issued an unqualified opinion for 1997 and consent to Buyer that it may include such audit in its SEC filings.

                                   ARTICLE IX
                CONDUCT OF SELLER AND BUYER PENDING THE CLOSING
                -----------------------------------------------

     9.1  Seller Covenants.  Company and Seller hereby covenant and agree that
          ----------------
from the Effective Date to the Closing Date:

          9.1.1  Conduct of Business Pending the Closing. Except as specifically
                 ---------------------------------------
contemplated in this Agreement or as disclosed in any Schedule hereto, the Business of Company and Metroquip shall be conducted only in, and Company and Metroquip shall take no action except in, the ordinary course, on an arm's length basis, and in accordance with all applicable laws, rules, and regulations and past custom and practice, including, without limitation, making any loans or any cash payments, or transferring any other assets or properties of Company or Metroquip to any employee, officer, shareholder, or director of Company or Metroquip; and Company and Metroquip shall maintain its Facilities in good operating condition, ordinary wear and tear excepted; and Company will not, directly or indirectly, do or permit to occur any of the following:

          (i) Cancel or terminate or permit to be canceled or terminated its current insurance (or reinsurance) policies or permit any of the coverage thereunder to lapse, unless simultaneous with such termination, cancellation, or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, or lapsed policies are in full force and effect;

          (ii) Default under any material contract, agreement, commitment, or undertaking;

          (iii) Knowingly violate or fail to comply with any laws applicable to it or the Business;

          (iv) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Section 4.3 hereof;

          (v) Fail to maintain and repair its assets and properties in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

          (vi) Except in the ordinary course of business consistent with historical practices enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, or severance or termination pay to, any officers, directors, employees, or consultants, or adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other benefit plan, trust, fund, or group arrangement for the benefit or welfare of any officers, directors, or employees;

          (vii) Directly or indirectly enter into or modify any contract, agreement, or understanding or enter into any transaction in either case not in the ordinary course of business;

          (viii) Cancel, without full payment, any note, loan, or other obligation owing to Seller relating to the Business except in the ordinary course of business;

          (ix) Acquire (by merger, exchange, consolidation, acquisition of stock or assets, or otherwise) any corporation, partnership, joint venture, or other business organization or division or material assets thereof;

          (x) Issue any additional shares of its capital stock or (except with Buyer's reasonable consent) permit the transfer of any outstanding shares of capital stock or declare any dividends or distributions other than in cash;

          (xi) Issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional or effect any transfer outstanding shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, or incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice;

          (xii) Pay any obligation or liability, fixed or contingent, except in the ordinary course of business;

          (xiii) Waive or compromise any right or claim except in the ordinary course of business (other than as required to resolve any pending or threatened litigation disclosed in the Schedules attached hereto);

          (xiv) Participate in any discussions or approve any extensions of the Penske Logistics Agreement; or

          (xv) Agree to do any of the actions described in the preceding clauses (i) through (xiv).

          9.1.2  Business Relationships.  Company will exercise its best efforts
                 ----------------------
to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group, and maintain satisfactory relationships with suppliers, distributors, customers, and others having business relationships with it.

          9.1.3  Notification of Certain Matters.  Seller and Company shall (i)
                 -------------------------------
confer on a regular basis with representatives of Buyer and report operational matters and the general status of ongoing operations, (ii) notify Buyer of any Material Adverse Change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations, or hearings (or communications indicating that the same may be contemplated); and (iii) promptly notify Buyer if Seller shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue.

          9.1.4  Closing.  Company shall use its best efforts to cause the
                 -------
conditions specified in Article VIII hereof to be satisfied at or prior to the Closing Date hereof.

          9.1.5  Seller Covenants.  Seller shall exercise best efforts to ensure
                ----------------
compliance with all covenants and agreements hereunder.

          9.2  No Negotiations.  Neither Company nor Seller shall, directly or
               ---------------
indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation, or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Seller or other similar transaction or business combination involving Seller, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller or any Seller Stockholder shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry, or contact as Buyer may request.

          9.3  Public Announcements. The parties hereto shall not issue any
               --------------------
press release or public announcement, including announcements by any party for general reception by or dissemination to employees, agents, or customers, with respect to this Agreement and the other transactions contemplated by this Agreement without the prior written consent of the other parties hereto (which consent shall not be withheld unreasonably); provided, however, that Buyer may
                                             -----------------
make any disclosure or announcement of information, it is obligated to make pursuant to applicable law or regulation, including any applicable law or regulation of the New York Stock Exchange or any other national securities exchange, as applicable.

          9.4  Confidentiality.  Each party hereto, and its officers, directors,
               ---------------
agents, and affiliates, will hold in strict confidence, and will not divulge, communicate, use to the detriment of any other party hereto or for the benefit of any other person or persons, or misuse in any way, any financial information or other data obtained in connection with this Agreement, including, without limitation, any confidential information or trade secrets of such other party, personnel information, secret processes, know how, customer lists, formulas, or other technical data; and if the transactions contemplated by this Agreement are not consummated, each party hereto, and its officers, directors, agents, and affiliates, will return to each other party all such data and information, including, without limitation, work sheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available in connection with this transaction (and all copies of same). The parties hereto may disclose such information to their respective attorneys, accountants and other agents so long as they agree to keep such information confidential.

                                   ARTICLE X
                            [INTENTIONALLY OMITTED]
                            -----------------------


                                   ARTICLE XI
                 ACTIONS BY SELLER AND BUYER AFTER THE CLOSING
                 ---------------------------------------------

     11.1 Books and Records; Tax Examinations.
          -----------------------------------

          11.1.1  Books and Records. Each party agrees that it will cooperate
                  -----------------
with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose.

          11.1.2  Cooperation and Records Retention.  Seller and Buyer shall (i)
                  ---------------------------------
each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Seller and the Company shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other parties with a reasonable opportunity to review and copy the same.

     11.2  Survival of Representations, Etc.  All written statements contained
           --------------------------------
in any certificate, schedule, exhibit, instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement and the agreements identified in Schedule 11.2 shall be deemed to be representations and warranties
              -------------
by the parties hereunder. The representations, warranties, covenants and agreements of Seller, the Company, Parent and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto; provided, however, the representations and warranties of the Company shall terminate as of the Closing. All such representations and warranties and all Claims and causes of action with respect thereto (other than the provisions of Sections 4.4, 4.19 and 4.24 and all Claims and causes of action with respect thereto and other than any Claims and causes of action based on fraud or intentional misrepresentation of the Seller) shall terminate upon expiration of two years after the Closing Date. The representations and warranties in Sections 4.4, 4.19 and 4.24 shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections and the representations and warranties in Section 4.4 and those based on fraud and intentional misrepresentation shall survive indefinitely. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a Claim Notice received by the other party prior to the expiration of the applicable survival period provided herein.

     11.3  Indemnifications.
           ----------------

           11.3.1  By Seller.  Seller shall indemnify, defend, save and hold
                   ---------
harmless Buyer, its Affiliates and subsidiaries (including the Company from and after the Closing Date), and its and their respective Representatives, from and against any and all claims, damages, costs, losses (including without limitation diminution in value), Taxes, liabilities, judgments, penalties, fines, obligations, lawsuits, deficiencies, demands and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees, experts' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by the Company or Seller in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by the Company or Seller in or pursuant to this Agreement; (iii) any Post-Closing Environmental Liability or (iv) any claim or contingent liability disclosed in any schedule to this Agreement which arises out of events prior to the Effective Date which has not been adequately reflected for, accounted for or reserved against in the Effective Date Balance Sheet. Without limiting the generality of the foregoing, the indemnification provided herein, insofar as it relates to any Environmental Law or Environmental Condition, shall specifically cover costs incurred in connection with any investigation of site conditions (excepting the cost of the Environmental Assessments) or any Required Remediation pursuant to
Section 6.3 hereof. For purposes of this Section 11.3.1, "Post-Closing Environmental Liability" shall mean any liability imposed on Buyer, the Company or Metroquip arising out of or related to events occurring on or after the Effective Date and prior to the completion of all Required Remediation in accordance with Section 6.3 hereof, and resulting from any Environmental Condition described in the Environmental Assessments, including without limitation those Environmental Conditions described therein but not identified as being in violation of any Environmental Law and those related to the absence of any Permits, but excluding any liability to the extent such liability results from the negligent acts or willful misconduct of Buyer or its Representatives.

           11.3.2  By Parent and Buyer.  Parent and Buyer shall indemnify and
                   -------------------
save and hold harmless Seller, his Affiliates and his Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Parent or

Buyer in or pursuant to this Agreement; or (ii) any breach of any covenant or agreement made by Parent or Buyer in or pursuant to this Agreement; or (iii) any obligations or liabilities of the Company or Metroquip or Buyer arising from actions occurring from and after the Closing Date.

          11.3.3  Cooperation.  The indemnified party shall cooperate in all
                  -----------
reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          11.3.4  Defense of Claims. If a claim for Damages (a "Claim") is to be
                  -----------------
made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 11.2, give written notice (a "Claim Notice") to the indemnifying party and the Escrow Agent pursuant to the Escrow Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition, or event which may give rise to Damages for which indemnification may be sought under this
Section 11.3. The Claim Notice shall include the amounts the party entitled to indemnification hereunder believes in good faith are subject to indemnification (of which it shall notify Escrow Agent) and a brief description of the Claim describing in reasonable detail the nature of such Claim and the facts upon which it is based. The party claiming indemnification may reasonably revise its estimate of any Claim by notice to the indemnifying party and Escrow Agent. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen
(15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice (which shall be reasonably acceptable to the indemnified party) to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld; provided, however, if the remediation or resolution of any such Claim will occur on or at any Facility or is reasonably expected to have a Material Adverse Effect on the indemnified party's business operations, then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including without limitation to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and to compromise or settle such Claim. If the indemnifying party fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 11.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

          11.3.5  Buyer's Right to Distribution of Holdback Amount.  Buyer must
                  ------------------------------------------------
first collect any amount due from Seller pursuant to Seller's indemnification obligations under this Section 11.3 by distribution of an applicable portion of the Holdback Amount from the Escrow Agreement, in accordance with the procedures set forth therein.

          11.3.6  Limitations.
                  -----------

                  (i)  Seller shall not be liable to Buyer under this Section
11.3 for any Damages until the amount otherwise due Buyer exceeds One Hundred Fifty Thousand $150,000 in the aggregate; in which case the Seller will be liable to the Buyer for all such amounts, in excess of $150,000 provided such claims aggregate $10,000 or more. Notwithstanding the preceding sentence, this limitation shall not apply with respect to Damages arising out of a breach of a representation or warranty contained in Sections 4.4, 4.19 or 4.24 or fraud or intentional misrepresentation.

                  (ii) Notwithstanding any other provision of this Agreement to the contrary, the parties agree that the indemnification obligations of Seller shall be capped at $5,000,000, provided, however, the indemnification limitation set forth in this Section 11.3.6 shall not apply to the title to the Shares (Section 4.4); any breach of Section 4.19 (Taxes), any breach of Section 4.24 (Environmental) or fraud or intentional misrepresentation, in each case for which there shall be no limitation as to Seller's indemnification obligation or the purchase price adjustments of Section 2.4, which are separate matters.

          11.3.7  Liability and Remedies, etc.  Except as set forth below, no
                  ----------------------------
individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 11.3 provided, however, Seller shall remain personally liable. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement. The term "Damages" as used in this Section
11.3 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by an indemnified party in the absence of third party claims. Payments by an indemnified party of amounts for which such party is indemnified hereunder shall not be a condition precedent to recovery but a legally binding obligation to make such payments shall be a condition to recovery. Buyer's rights to indemnity under Section 11.3 hereof shall be its sole remedy with respect to any Damages it may suffer arising out of, resulting from, or incident to any of the matters set forth in clauses (i) through (iv) of Section 11.3.1. Seller's rights to indemnity under Section 11.3 hereof shall be his sole remedy with respect to any Damages he may suffer arising out of, resulting from, or incident to any of the matters set forth in clauses (i) through (iii) of Section 11.3.2; provided, however, nothing herein shall limit Buyer's or Seller's right to injunctive relief or specific performance. Buyer and Seller agree and acknowledge that collection under the Escrow Agreement shall be Buyer's first, but not exclusive method of receiving indemnification from Seller pursuant to Section 11.3.

          11.3.8  Further Action. After the Closing, Seller shall take all
                  --------------
actions reasonably necessary to effect the conveyance of the Shares to Buyer free and clear of all Encumbrances and otherwise required by Buyer's lenders.

          11.3.9  Tax Audits. After the Closing, in the event that any tax
                  ----------
audits arise which cover only tax years of the Company or Metroquip prior to the Effective Date, Seller shall be responsible for the reasonable costs and expenses of all professional fees in connection with such audits. After the Closing, in the event any tax audits arise which cover only tax years of the Company or Metroquip after the Effective Date, Seller shall have no responsibility for the costs and expenses of professional fees in connection with such audit. After the Closing, in the event any tax audits arise for tax years of the Company or Metroquip both prior to and following the Effective Date, Seller shall be responsible for a portion of the reasonable costs and expenses of all professional fees in connection with such audits. Such portion will be based upon a fraction, the numerator of which is the additional taxes payable pursuant to such audits for years of the Company or Metroquip prior to the Effective Date and the denominator of which is the additional taxes payable pursuant to such audits for all years covered by such audits.

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

     12.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
Closing:

          12.1.1  By mutual written consent of Buyer and Seller;

          12.1.2 By Buyer or Seller if the Closing shall not have occurred on or before April 15, 1998; provided, however, that this provision shall not be
                          --------  -------
available to Buyer if Seller has the right to terminate this Agreement under
Section 12.1.4, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under Section 12.1.3;

          12.1.3 By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Seller or the Company pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if either Seller or the Company have not had an adequate opportunity to cure such failure; or

          12.1.4 By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure.

     12.2  In the Event of Termination.  In the event of termination of this
           ---------------------------
Agreement:

            12.2.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

            12.2.2 No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in Sections 2.4.6, 12.8, 12.11, 12.2.1 or this Section 12.2.2, and except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     12.3  Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Parent or Buyer may, without such consent, assign all such rights to any lender as collateral security, and Buyer may assign all such rights and obligations to a wholly-owned subsidiary or subsidiaries of Parent or Buyer (or a partnership controlled by Parent or Buyer) which shall assume all obligations and liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     12.4  Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Company, addressed to:

     James Peterson Enterprises, Inc.
     2440 Xenuim Lane North
     Minneapolis, Minnesota 55441
     Attn.: James S. Peterson

with a copy to:

     Neil A. Weikart
     Fredrikson & Byron, P.A.
     1100 International Centre
     900 Second Avenue South
     Minneapolis, Minnesota 55402-3397

If to Seller, addressed to:

     James S. Peterson
     18430 Fifth Avenue, North
     Plymouth, MN 55447

     with a copy to:

     Neil A. Weikart
     Fredrikson & Byron, P.A.
     1100 International Centre
     900 Second Avenue South
     Minneapolis, Minnesota 55402-3397

If to Parent or Buyer, addressed to:

     Rental Service Corporation
     6929 East Greenway Parkway, Suite 200
     Scottsdale, Arizona   85254
     Attention:  Chief Executive Officer
with a copy to:

     Steven D. Pidgeon, Esq.
     Maria Nutile, Esq.
     Snell & Wilmer L.L.P.
     One Arizona Center
     Phoenix, Arizona 85004-0001

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     12.5  Choice of Law. This Agreement shall be construed, interpreted and the
           -------------
rights of the parties determined in accordance with the laws of the State of Minnesota (without reference to the choice of law provisions thereof), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     12.6  Entire Agreement; Amendments and Waivers.  This Agreement, together
           ----------------------------------------
with all exhibits and schedules hereto and the Ancillary Agreements, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     12.7  Multiple Counterparts.  This Agreement may be executed in one or more
           ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.8  Expenses.  Except as otherwise specified in this Agreement, each
           --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect. The legal, accounting, and other related expenses of this transaction after December 31, 1997 and up to the Closing Date, will not be accrued on the Effective Balance Sheet of, or become an obligation of the Company or Metroquip in any manner.

     12.9  Invalidity.  In the event that any one or more of the provisions
           ----------
contained in this

Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     12.10 Titles.  The titles, captions or headings of the Articles, Sections
           ------
and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.11 Publicity; Confidentiality.  None of Parent, Buyer, Seller, the
           --------------------------
Company or their respective Affiliates or Representatives shall issue any press release or make any public statement regarding, or disclose to any third party (except as required by law or legal process, and except to each party's lenders if such lenders so require) any of the terms of, the transactions contemplated hereby, without prior written approval of the other party, provided that Parent, Buyers, Seller, and the Company may, if they mutually agree, issue or make an appropriate press release or public announcement after the Closing Date. In the event that this Agreement is terminated prior to Closing, Buyer agrees to return to Seller and the Company all correspondence and documents furnished by Seller or the Company's Representatives, and agrees not to disclose or use for its own purposes any confidential or proprietary information of Seller that has been furnished to it by Seller or the Company's Representatives.

     12.12 Cumulative Remedies.  All rights and remedies of either party hereto
           -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     12.13 Arbitration.  Any controversy arising after the Closing out of or
           -----------
relating to this Agreement (including, without limitation, pursuant to Section
2.4 except as otherwise set forth in Section 2.4.1 or 11.3, but excluding for purposes of this Section 12.13, the employment and non-competition agreements attached as Exhibit hereto), or relating to the breach hereof, shall be settled by arbitration conducted in Minneapolis, Minnesota in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise expressly provided in this Agreement). The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    JAMES S. PETERSON ENTERPRISES, INC.

                                    By: /s/ James S. Peterson
                                       _________________________________________
                                    Name: James S. Peterson
                                    Its: President
                                                                 (the "Company")

                                    WALKER JONES EQUIPMENT, INC.

                                    By: /s/ Douglas A. Waugaman
                                       _________________________________________
                                    Name: Douglas A. Waugaman
                                    Its: Assistant Secretary

                                                                       ("Buyer")
                                    SELLER

                                    By: /s/ James S. Peterson
                                       _________________________________________
                                    Name: James S. Peterson
                                                                      ("Seller")

                                    RENTAL SERVICE CORPORATION
                                    for the limited purpose set forth herein

                                    By: /s/ Douglas A. Waugaman
                                       _________________________________________
                                    Name: Douglas A. Waugaman
                                    Its: Assistant Secretary

                                                                      ("Parent")